Exhibit 4.10

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

Dated as of June 28, 2013

by and among

EACH OF THE PARTIES HERETO FROM TIME TO TIME AS ORIGINATORS,

and

EACH OF THE PARTIES HERETO FROM TIME TO TIME AS BUYERS,

as Buyers

Amended and Restated Receivables Sale Agreement

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EXHIBITS, SCHEDULES AND ANNEXES

Exhibit 2.01(a)	-	Form of Receivables Assignment
Exhibit 6.16	-	Form of Power of Attorney
Schedule 4.01(b)	-	Jurisdiction of Organization; Executive
Offices; Collateral Locations; Corporate,
Legal and Other Names; Identification
Numbers
Schedule 4.01(d)	-	Litigation
Schedule 4.01(h)	-	Tax Matters
Schedule 4.01(i)	-	Intellectual Property
Schedule 4.01(l)	-	ERISA
Schedule 4.01(s)	-	Deposit and Disbursement Accounts
Schedule 4.02(g)	-	Legal Names

Annex V	-	Related Originators and Related Buyers
Annex X	-	Definitions
Annex Y	-	Schedule of Documents

Amended and Restated Receivables Sale Agreement

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THIS AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) is entered into as of June 28, 2013, by and among each of the persons signatory hereto from time to time as Originators (each an “Originator” and, collectively, the “Originators”) and each of the persons signatory hereto from time to time as Buyers (each a “Buyer” and, collectively, the “Buyers”). Each Originator’s “Related Buyer” is the Buyer whose name is set forth opposite its name on Annex V hereto; each Buyer’s “Related Originator” is the Originator whose name is set forth opposite its name on Annex V hereto.

RECITALS

A. Each Buyer was formed for the purpose of purchasing or otherwise acquiring by capital contribution the Receivables of its Related Originator.

B. The Originators (other than the New Originators) and the Buyers (other than the New Buyers) are parties to the Receivables Sale Agreement dated as of March 31, 2009 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Sale Agreement”).

C. The Originators (other than the New Originators) have, pursuant to the terms and conditions of the Existing Sale Agreement sold, and intends to continue to sell, subject to the terms and conditions hereof, its Receivables to its Related Buyer, and each of the Buyers (other than the New Buyers) has, pursuant to the terms and conditions of the Existing Sale Agreement purchased, and intends to continue to purchase, subject to the terms and conditions hereof, such Receivables from its Related Originator from time to time.

D. The Buyers (other than the New Buyers) have, pursuant to the terms and conditions of the Existing Sale Agreement sold, and intend to continue to sell, subject to the terms and conditions hereof, all of such Receivables to Univision Receivables Co., LLC (the “SPV”).

E. In addition, the Originators (other than the New Originators) have, pursuant to the terms and conditions of the Existing Sale Agreement contributed, and may, from time to time, continue to contribute capital, subject to the terms and conditions hereof, to its Related Buyer in the form of Contributed Receivables or cash.

F. The parties hereto desire for each “New Originator” listed on the signature pages hereof to become a party to this Agreement as an Originator.

G. The parties hereto desire for each “New Buyer” listed on the signature pages hereof to become a party to this Agreement as a Buyer.

H. The parties hereto desire to amend and restate the Existing Sale Agreement on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Amended and Restated Receivables Sale Agreement

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

ARTICLE II

TRANSFERS OF RECEIVABLES

Section 2.01. Agreement to Transfer.

(a) Receivables Transfers. Under the Existing Sale Agreement, each of the Originators (other than the New Originators) sold or contributed to its Related Buyer on each respective “Transfer Date” (as defined in the Existing Sale Agreement), all Receivables owned by it on such “Transfer Date,” and such Related Buyer purchased or acquired as a capital contribution all such Receivables on each such “Transfer Date.” Subject to the terms and conditions hereof, each Originator agrees to sell (without recourse except to the limited extent specifically provided herein) or contribute to its Related Buyer on the Second Restatement Effective Date and on each Business Day thereafter (each such date, a “Transfer Date”) until the Facility Termination Date, all Receivables owned by it on each such Transfer Date, and such Related Buyer agrees to purchase or acquire as a capital contribution all such Receivables on each such Transfer Date. All such Transfers by an Originator to its Related Buyer shall collectively be evidenced by a certificate of assignment substantially in the form of Exhibit 2.01(a) (each, a “Receivables Assignment” and collectively, the “Receivables Assignments”), and each Originator and its Related Buyer has previously executed and delivered a Receivables Assignment on or before the Second Restatement Effective Date.

(b) Determination of Sold Receivables. On and as of each Transfer Date, all Receivables then owned by each Originator and not previously acquired by its Related Buyer shall be sold immediately upon its creation to such Related Buyer (each such Receivable sold, individually, a “Sold Receivable” and, collectively, the “Sold Receivables”).

(c) Payment of Sale Price. Subject to subparagraph (d) below, in consideration for each Sale of Sold Receivables by any Originator hereunder, its Related Buyer shall pay to such Originator on the Transfer Date therefor the applicable Sale Price therefor in Dollars in immediately available funds. All cash payments by a Related Buyer under this Section 2.01(c) shall be effected by means of a wire transfer on the day when due to such account or accounts as its Related Originator may designate from time to time.

(d) Determination of Contributed Receivables. Prior to the delivery of an Election Notice, on each Transfer Date on which a Buyer cannot pay the Sale Price therefore in cash, its

Amended and Restated Receivables Sale Agreement

Related Originator shall identify Receivables then owned by it which have not been previously acquired by such Buyer, and shall, unless it delivers an Election Notice on such date, contribute such Receivables as a capital contribution to such Buyer (each such contributed Receivable, individually, a “Contributed Receivable,” and collectively, the “Contributed Receivables”), to the extent such Buyer cannot so pay the Sale Price therefor in cash pursuant to the foregoing clause (c). Notwithstanding the foregoing, no Originator shall be obligated to make additional contributions to its Related Buyer at any time. If on any Transfer Date an Originator elects not to contribute Receivables to its Related Buyer when such Buyer cannot pay the Sale Price therefore in cash, such Originator shall deliver to its Related Buyer (with a copy to the Seller and the Purchaser Agent) not later than 5:00 p.m. (New York time) on the Business Day immediately preceding such Transfer Date a notice of election thereof (each such notice, an “Election Notice”).

(e) Ownership of Transferred Receivables. On and after each Transfer Date and after giving effect to the Transfers to be made on each such date, each Buyer shall own the Transferred Receivables sold or contributed to it by its Related Originator (subject to the subsequent sale to the SPV) and no Originator shall take any action inconsistent with such ownership nor shall any Originator claim any ownership interest in such Transferred Receivables.

(f) Reconstruction of General Trial Balance. If at any time any Originator fails to generate its General Trial Balance, its Related Buyer shall have the right to reconstruct such General Trial Balance so that a determination of the Sold Receivables and Contributed Receivables can be made pursuant to Section 2.01(b). Each Originator agrees to cooperate with such reconstruction, including by delivery to its Related Buyer, upon such Buyer’s request, of copies of all Records.

Section 2.02. Purchase and Sale. The parties hereto intend that each Transfer shall be absolute and shall constitute a purchase and sale and not a loan. The parties hereto intend that this Agreement shall constitute a “sale of accounts” or “sale of payment intangibles” (as such terms are used in Article 9 of the UCC) and therefor this Agreement is intended to create a “security interest” relating to a sale of accounts (and shall constitute a “security agreement” relating to a sale of accounts) within the meaning of Article 9 of the UCC. Pursuant to this Agreement each Originator shall have assigned, conveyed and sold to its Related Buyer all of such Originator’s right, title and interest in, to and under the Transferred Receivables and any Receivables purported to be sold by it hereunder, in each case, whether now owned or hereafter acquired by such Originator.

Section 2.03. Originators Remain Liable. It is expressly agreed by the Originators that, anything herein to the contrary notwithstanding, each Originator shall remain liable to the Obligor (and any other party to the related Contract) under any and all of the Receivables originated by it and under the Contracts therefor to observe and perform all the conditions and obligations to be observed and performed by it thereunder. No Buyer shall have any obligation or liability to the Obligor or any other party to the related Contract under any such Receivables or Contracts by reason of or arising out of this Agreement or the assignment to such Buyer thereof or the receipt by such Buyer of any payment relating thereto pursuant hereto. The exercise by a Buyer of any of its rights under this Agreement shall not release any Originator

Amended and Restated Receivables Sale Agreement

from any of its respective duties or obligations under any such Receivables or Contracts. No Buyer shall be required or obligated in any manner to perform or fulfill any of the obligations of any Originator under or pursuant to any such Receivable or Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable or Contract, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 2.04. Sale Price Credits. If on any day the Outstanding Balance of a Receivable is reduced or canceled as a result of any Dilution Factor then, in such event, the Buyer of such Receivable shall be entitled to a credit (each, a “Sale Price Credit”) against the Sale Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation. If the Sale Price Credit exceeds the Sale Price of the Receivables being sold by the applicable Related Originator on any such day, then such Originator shall pay the remaining amount of such Sale Price Credit to its Related Buyer in cash promptly (and in any event within one (1) Business Day) thereafter.

Section 2.05. Acknowledgement of Assignment. Each Originator hereby acknowledges and consents to its Related Buyer’s assignment of its rights and remedies hereunder to SPV as set forth in Section 2.05 of the Transfer Agreement and agrees that all rights and remedies of Buyer may be exercised by SPV as assignee of such Buyer (or by the Purchaser Agent as SPV’s assignee). Each Originator agrees that the representations, warranties and covenants set forth in Sections 4.01, 4.02 and 4.03 hereof, the indemnification and payment provisions of Article V hereof and the provisions of Sections 4.03(k), 6.12 and 6.14 hereof shall survive the sale of the Transferred Receivables (and undivided percentage ownership interests therein) and the termination of the Transfer Agreement and this Agreement.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. [RESERVED].

Section 3.02. Conditions Precedent to all Transfers. Each Transfer hereunder shall be subject to satisfaction of the following further conditions precedent as of the Transfer Date therefor:

(a) the representations and warranties of each Originator contained herein or in any other Related Document shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Sale Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

(b) (i) the Purchaser Agent shall not have declared the Facility Termination Date to have occurred following the occurrence of a Termination Event, and (ii) the Facility Termination Date shall not have otherwise automatically occurred, in either event, in accordance with Section 8.01 of the Purchase Agreement; and

(c) each Originator shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to its Related Buyer as such Buyer may reasonably request.

Amended and Restated Receivables Sale Agreement

The acceptance by any Originator of the Sale Price for any Sold Receivables and the contribution to a Buyer by its Related Originator of any Contributed Receivables on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by such Originator that the conditions precedent set forth in this Article III have been satisfied. Upon any such acceptance, title to the Transferred Receivables sold on such Transfer Date shall be vested absolutely in the applicable Related Buyer, whether or not such conditions were in fact so satisfied.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01. Representations and Warranties of the Originators. To induce its Related Buyer to purchase the Sold Receivables and to acquire the Contributed Receivables, each Originator, as applicable, makes the following representations and warranties to its Related Buyer as of the Closing Date, the Second Restatement Effective Date and, except to the extent otherwise expressly provided below, as of each Transfer Date, each of which shall survive the execution and delivery of this Agreement.

(a) Corporate Existence; Compliance with Law. Such Originator (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to do any of the foregoing could not reasonably be expected to result in a Material Adverse Effect; (v) is in compliance with its articles or certificate of incorporation and by-laws; and (vi) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, is in compliance with all applicable provisions of law, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Jurisdiction of Organization; Executive Offices; Collateral Locations; Corporate Names; FEIN. Such Originator is a registered organization of the type and is organized under the laws of the State set forth in Schedule 4.01(b) (as supplemented from time to time in compliance with Section 4.02(g)(vi)) and such Originator’s organizational identification number (if any), the current location of such Originator’s chief executive office, principal place of business, other offices, the warehouses and premises within which any records relating to the Receivables are stored or located, and the locations of its records concerning the Receivables are

Amended and Restated Receivables Sale Agreement

set forth in Schedule 4.01(b). During the five years prior to the Second Restatement Effective Date, except as set forth in Schedule 4.01(b), no Originator has used any legal names. In addition, Schedule 4.01(b) lists the federal employer identification number of each Originator as of the Second Restatement Effective Date. Each Buyer is a wholly-owned Subsidiary of its Related Originator.

(c) Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by such Originator of this Agreement and the other Related Documents to which it is a party and the creation and perfection of all Transfers provided for herein and therein and, solely with respect to clause (vii) below, the exercise by Buyer, or its assigns of any of its rights and remedies under any Related Document to which it is a party: (i) are within such Originator’s corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of such Originator’s articles or certificate of incorporation or by-laws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Originator is a party or by which such Originator or any of its property is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of such Originator; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 3.01(b), all of which will have been duly obtained, made or complied with prior to the Second Restatement Effective Date. Each of the Related Documents to which any Originator is a party have been duly executed and delivered by each such Originator and on the Second Restatement Effective Date each such Related Document shall then constitute a legal, valid and binding obligation of the applicable Originator, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally or by general equity principles.

(d) No Litigation. No Litigation is now pending or, to the knowledge of such Originator, threatened in writing against such Originator or any Subsidiary of such Originator that (i) challenges such Originator’s right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the Transfer of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents or (iii) is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the Second Restatement Effective Date, there is no Litigation pending or, to the knowledge of such Originator, threatened in writing that either (a) seeks damages in excess of $100,000,000.00 against such Originator or any Subsidiary of such Originator or (b) alleges criminal misconduct by such Originator or any Subsidiary of such Originator and which, in the case of this clause (b) only, could reasonably be expected to have a Material Adverse Effect.

(e) Solvency. After giving effect to (i) the transactions contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, such Originator is and will be Solvent. After giving effect to the sale and contribution of Transferred Receivables and other payments and transactions contemplated on such Transfer Date, such Originator is and will be Solvent.

Amended and Restated Receivables Sale Agreement

(f) Material Adverse Effect. Since December 31, 2012, except as has been previously disclosed in such Originator’s SEC filings on or prior to the Second Restatement Effective Date, (i) such Originator has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments other than (x) it obligations under the Related Documents and (y) obligations, liabilities and commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by such Originator or has become binding upon such Originator’s assets and no law or regulation applicable to such Originator has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) such Originator is not in default and no third party is, to such Originator’s actual knowledge, in default under any contract, lease or other agreement or instrument to which such Originator is a party, to the extent, in either case, such default could reasonably be expected to result in a Material Adverse Effect. Since December 31, 2012, except as has been previously disclosed in such Originator’s SEC filings on or prior to the Second Restatement Effective Date, no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(g) Ownership of Receivables; Liens. Immediately prior to the transfer thereof hereunder, such Originator owns each Receivable originated or acquired by it free and clear of any Adverse Claim (other than (1) Permitted Encumbrances and (2) security interests which shall be immediately and automatically released upon the transfer of such Receivable hereunder) and, from and after each Transfer Date, its Related Buyer will acquire valid and properly perfected title to and the sole record and beneficial ownership interest in each Transferred Receivable purchased or otherwise acquired on such date from such Originator, free and clear of any Adverse Claim (other than Permitted Encumbrances) or restrictions on transferability. Such Originator has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Originator’s right, title and interest in and to the Receivables originated or acquired by it and its other properties and assets. Such Originator has rights in and full power to transfer its Receivables hereunder. No effective financing statements or other similar instruments are of record in any filing office listing such Originator as debtor and purporting to cover the Transferred Receivables except those filed in favor of its Related Buyer in connection with this Agreement and those relating to security interests that shall be immediately and automatically released with respect to a Transferred Receivable upon its Transfer hereunder.

(h) Taxes. All material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by such Originator or any other member of the Parent Group have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding (x) Charges that individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect and (y) Charges or other amounts being contested in accordance with Section 4.02(k). Proper and accurate amounts have been withheld by such Originator and each such member from its respective employees for all periods in full and complete compliance with all applicable federal, state, provincial, local and foreign

Amended and Restated Receivables Sale Agreement

laws and such withholdings have been timely paid to the respective Governmental Authorities, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Schedule 4.01(h) sets forth as of the Second Restatement Effective Date (i) those taxable years for which such Originator’s or any such member’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Neither such Originator nor any such member and their respective predecessors are liable for any Charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of such Originator’s knowledge, as a transferee, except in each of (A) and (B), where such liability, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Second Restatement Effective Date, such Originator has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

(i) Intellectual Property. As of the Second Restatement Effective Date, such Originator owns or has rights to use (x) all intellectual property relating to the servicing and administration of the Receivables and the maintenance of Records with respect thereto and (y) all intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it except, in the case of this clause (y), where the failure to so own or have, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Such Originator conducts its business and affairs without infringement of or interference with any intellectual property of any other Person except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Second Restatement Effective Date, except as set forth in Schedule 4.01(i), such Originator is not aware of any material infringement or claim of infringement by others of any material intellectual property of such Originator that is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect. No license or approval is required for its Related Buyer or its assignee (including the Purchaser Agent or any Successor Servicer) to use any programs used by such Originator in the servicing of the Receivables other than those which have been obtained and are in full force and effect.

(j) Full Disclosure. All information (other than projections and other forward looking information and information of a general economic or industry specific nature) contained in this Agreement, any of the other Related Documents, or any other written statement or information furnished by or on behalf of such Originator to its Related Buyer relating to this Agreement, the Transferred Receivables or any of the other Related Documents, in each case, taken as a whole, is true and accurate in every material respect, and none of this Agreement, any of the other Related Documents, or any other written statement or information furnished by or on behalf of such Originator to its Related Buyer relating to this Agreement or any of the other Related Documents, in each case, taken as a whole, is misleading as a result of the failure to include therein a material fact. All information contained in this Agreement, any of the other Related Documents, or any written statement furnished to its Related Buyer has been prepared in good faith by management of such Originator, as the case may be, with the exercise of reasonable diligence.

Amended and Restated Receivables Sale Agreement

(k) Notices to Obligors. Each Obligor of Transferred Receivables has been notified, in each invoice sent to such Obligor with respect to such Receivable that all payments with respect to such Receivables are to be made by remitting payment to a Lockbox or a Collection Account.

(l) ERISA. Such Originator and its respective ERISA Affiliates are in compliance with ERISA, except where the failure to so comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and have not incurred and do not expect to incur any liabilities (except for timely paid premium payments arising in the ordinary course of business) under Title IV of ERISA.

(m) Brokers. No broker or finder acting on behalf of such Originator was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and such Originator does not have any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

(n) Margin Regulations. Such Originator is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulations T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). No portion of the proceeds of the Sale Price from any Sale will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. Such Originator will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

(o) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the other Related Documents requires compliance with any bulk sales act or similar law.

(p) Investment Company Act Exemptions. Each purchase of Transferred Receivables under this Agreement constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act.

(q) Government Regulation. Such Originator is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act. Such Originator is not subject to regulation under the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Debt or to perform its obligations hereunder or under any other Related Document. The purchase or acquisition of the Transferred Receivables by its Related Buyer hereunder, the application of the Sale Price therefor and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

Amended and Restated Receivables Sale Agreement

(r) Books and Records; Minutes. The by-laws or the certificate or articles of incorporation of such Originator require it to maintain (i) books and records of account and (ii) minutes of the meetings and other proceedings of its Stockholders and board of directors (or an analogous governing body).

(s) Deposit and Disbursement Accounts. Schedule 4.01(s), as updated from time to time by written notice to its Related Buyer and the Purchaser Agent, lists all banks and other financial institutions at which such Originator maintains deposit accounts established for the receipt of collections on Receivables, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

(t) Representations and Warranties in Other Related Documents. Each of the representations and warranties of such Originator contained in the Related Documents (other than this Agreement) is true and correct in all material respects (or, in the case of any such representation or warranty that is expressly qualified by a materiality standard or contains any carve-out or exception based on a Material Adverse Effect by its express terms, in all respects) and such Originator hereby makes each such representation and warranty to, and for the benefit of, its Related Buyer as if the same were set forth in full herein. Such Originator consents to the assignment of its Related Buyer’s rights with respect to all such representations and warranties to SPV (and its respective successors and assigns) pursuant to the Transfer Agreement as more fully described in Section 6.03 below.

(u) Receivables. With respect to each Transferred Receivable acquired by a Buyer hereunder:

(i) Each Transferred Receivable included in any Investment Base Certificate, Monthly Report, Weekly Report or Daily Report, as applicable, as an Eligible Receivable, as of the applicable Transfer Date therefor, satisfied the criteria for an Eligible Receivable;

(ii) immediately prior to its transfer to such Buyer, such Receivable was owned by the Related Originator thereof free and clear of any Adverse Claim (other than (1) Permitted Encumbrances and (2) security interests which shall be immediately and automatically released upon the transfer of such Receivable), and such Originator had the full right, power and authority to sell, contribute, assign and transfer its interest therein as contemplated under this Agreement and the other Related Documents and, upon such Transfer, such Buyer will acquire valid and properly perfected title to and the sole legal and beneficial ownership interest in such Receivable, free and clear of any Adverse Claim (other than Permitted Encumbrances) and, following such Transfer, such Receivable will not be subject to any Adverse Claim (other than Permitted Encumbrances) as a result of any action or inaction on the part of such Originator;

Amended and Restated Receivables Sale Agreement

(iii) the Transfer of each such Receivable pursuant to this Agreement and the Receivables Assignment executed by the Originator thereof constitutes, as applicable, a valid sale, contribution, transfer, assignment, setover and conveyance to its Related Buyer of all right, title and interest of such Originator in and to such Receivable; and

(iv) the Originator of such Receivable has no knowledge of any fact (including Dilution Factors and any defaults by the Obligor thereunder on any other Receivable) that would cause it to expect that any payments on such Receivable will not be paid in full when due or to expect any other Material Adverse Effect with respect to such Receivable.

(v) Fair Value. With respect to each Transferred Receivable acquired by its Related Buyer hereunder, (i) the consideration received from such Buyer in respect of such Transferred Receivable represents adequate consideration and fair and reasonably equivalent value for such Transferred Receivable as of the applicable Transfer Date and (ii) such consideration is not less than the fair market value of such Transferred Receivables, in each case, as of the applicable Transfer Date.

(w) Supplementary Representations.

(i) Receivables; Accounts.

(A) Each Receivable constitutes an “account” within the meaning of the applicable UCC.

(B) Each Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Title. Immediately prior to giving effect to the transactions contemplated hereunder, the Originators own and have good and marketable title to the Receivables, and the Collections free and clear of any Adverse Claim (other than (1) Permitted Encumbrances, (2) the transfer of the Transferred Receivables by the Originators to the respective Related Buyers pursuant to this Agreement and (3) security interests which shall be immediately and automatically released upon the transfer of the Receivables hereunder). The Agreement transfers all ownership of the Transferred Receivables transferred to each Related Buyer (together with the related Collections) in favor of such Buyer, which ownership interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Related Originator.

(iii) Perfection. On or prior to the Second Restatement Effective Date, each Originator has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Transferred Receivables from such Originator to its Related Buyer pursuant to this Agreement.

(iv) Priority.

(A) Other than (1) Permitted Encumbrances, (2) the transfer of the Transferred Receivables by such Originator to its Related Buyer pursuant to this Agreement and (3) security interests which shall be immediately and automatically released upon the transfer of the Receivables hereunder, such Originator has not pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables to any other Person.

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(B) Such Originator has not authorized, and is not aware of, any filing of any financing statement against such Originator that includes a description of collateral covering the Receivables or any other assets transferred to its Related Buyer hereunder, other than any financing statement filed pursuant to this Agreement and the Purchase Agreement, financing statements that have been validly terminated on or prior to the date hereof and those relating to security interests that shall be immediately and automatically released with respect to a Transferred Receivable upon the Transfer thereof hereunder.

(C) Such Originator is not aware of any judgment, ERISA or tax lien filings against such Originator (other than any judgment lien that does not attach to the Receivables and which constitutes a Permitted Encumbrance).

(v) Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Related Document, the representations contained in this Section 4.01(w) shall be continuing, and remain in full force and effect until the Termination Date.

The representations and warranties described in this Section 4.01 shall survive the Transfer of the Transferred Receivables to the Buyers, any subsequent assignment of the Transferred Receivables by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the indefeasible payment in full of all Transferred Receivables.

Section 4.02. Affirmative Covenants of the Originators. Each Originator covenants and agrees that, unless otherwise consented to by its Related Buyer and the Purchaser Agent, from and after the Closing Date and until the Termination Date:

(a) Offices and Records. Such Originator shall maintain its jurisdiction of organization, principal place of business and chief executive office and the office at which it keeps its Records at the respective locations specified in Schedule 4.01(b) (as supplemented from time to time in compliance with Section 4.02(g)(vi)). Such Originator shall at its own cost and expense, for not less than three years from the date on which each Transferred Receivable was originated, or for such longer period as may be required by law, maintain adequate Records with respect to such Transferred Receivable, including records of all payments received, credits granted and merchandise returned with respect thereto.

(b) Access. Such Originator shall, at its own expense (provided such Originator shall only be required to pay for such visits two (2) times a year so long as no Incipient Termination Event or Termination Event shall have occurred and be continuing), during normal business hours, from time to time upon one Business Day’s prior notice and as frequently as its Related Buyer, SPV or the Servicer determines to be appropriate: (i) provide its Related Buyer, SPV,

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the Servicer and any of their respective officers, employees, agents and representatives access to its properties (including properties of such Originator utilized in connection with the collection, processing or servicing of the Transferred Receivables) and facilities, advisors and employees (including officers) of such Originator, (ii) permit its Related Buyer, SPV and the Servicer and any of their respective officers, employees, agents and representatives to inspect, audit and make extracts from such Originator’s books and records, including all Records maintained by such Originator, (iii) permit its Related Buyer, SPV, the Servicer and their respective officers, employees, agents and representatives, to inspect, review and evaluate the Transferred Receivables, and (iv) permit its Related Buyer, the Servicer and their respective officers, employees, agents and representatives to discuss matters relating to the Transferred Receivables or such Originator’s performance under this Agreement or the affairs, finances and accounts of such Originator with any of its officers, directors, employees, representatives or agents (in each case, with those Persons having knowledge of such matters) and with its independent certified public accountants. If an Incipient Termination Event or a Termination Event shall have occurred and be continuing, or a Buyer, in good faith, notifies its Related Originator that an Incipient Termination Event or a Termination Event may have occurred, is imminent or deems its rights or interests in the Transferred Receivables insecure, such Originator shall provide such access at all times and without advance notice and shall provide its Related Buyer, SPV and the Servicer with access to its suppliers and customers. Such Originator shall make available to its Related Buyer, SPV and the Servicer and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records maintained by such Originator, as its Related Buyer, SPV or the Servicer may reasonably request. Such Originator shall deliver any document or instrument reasonably necessary for its Related Buyer, SPV or the Servicer, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Originator, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Originator.

(c) Communication with Accountants. Provided that the Related Buyer gives reasonable prior notice to the applicable Originator and gives the applicable Originator an opportunity to participate in such discussions, each Originator authorizes its Related Buyer, SPV and the Servicer and their designated representatives to communicate directly with its independent certified public accountants, and authorizes and, if requested by its Related Buyer, SPV or Servicer, shall instruct those accountants to disclose and make available to its Related Buyer, SPV, the Servicer and their designated representatives, any and all financial statements and other supporting financial documents, schedules and information relating to such Originator (including copies of any issued management letters) with respect to the business, financial condition and other affairs of such Originator. Such Originator agrees to render to its Related Buyer, SPV and the Servicer at such Originator’s own cost and expense, such clerical and other assistance as may be reasonably requested with regard to the foregoing. If any Termination Event shall have occurred and be continuing, such Originator shall, promptly upon request therefor, deliver to its Related Buyer or its designee all Records reflecting activity through the close of business on the Business Day immediately preceding the date of such request.

(d) Compliance With Credit and Collection Policies. Such Originator shall comply with the Credit and Collection Policies applicable to each Transferred Receivable and the Contracts therefor, and with the terms of such Receivables and Contracts, except any failure to comply which could not reasonably be expected to impair the validity, collectibility or enforceability of such Transferred Receivable or otherwise result in a Material Adverse Effect.

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(e) Assignment. Such Originator agrees that, to the extent permitted under the Transfer Agreement, its Related Buyer may assign all of its right, title and interest in, to and under the Transferred Receivables and this Agreement, including its right to exercise the remedies set forth in Section 4.04. Such Originator agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of its Related Buyer, all of the obligations of such Originator hereunder, including any obligations of such Originator set forth in Sections 4.04, 5.01 and 6.14 and that such assignees are third party beneficiaries of its Related Buyer’s rights hereunder.

(f) Compliance with Agreements and Applicable Laws. Such Originator shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state, provincial and local laws and regulations applicable to it and the Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, securities laws, margin regulations, taxation, ERISA and labor matters and environmental laws and environmental permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. Such Originator shall pay all Charges, including any stamp duties, which may be imposed as a result of the transactions contemplated by this Agreement and the other Related Documents, except to the extent such Charges are being contested in accordance with Section 4.01(h).

(g) Maintenance of Existence and Conduct of Business. Such Originator shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; provided, that any Originator may consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties, so long as (w) the Person resulting from such consolidation, merger or winding up, or the beneficiary of such sale, assignment, transfer, lease, conveyance or other disposition (a “transaction”), as applicable, is (I) another Originator or (II) a wholly-owned Subsidiary of the Parent that agrees in writing (in form and substance reasonably satisfactory to the Purchaser Agent and its Related Buyer) to become party as an Originator to this Agreement and to be bound by the terms and conditions hereof in such capacity; (x) no Incipient Termination Event, Termination Event, Event of Servicer Termination or Incipient Servicer Termination Event shall have occurred immediately after giving effect to such transaction; (y) the Parent shall continue to exist after giving effect to such transaction; and (z) the Parent shall have reaffirmed its obligations under the Originator Support Agreement in writing (in form and substance reasonably satisfactory to the Purchaser Agent and its Related Buyer) with respect to the Person surviving such transaction or the beneficiary of such transaction, as applicable; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (x) the terms of its certificate or articles of incorporation and by-laws and (y) the assumptions set forth in each opinion letter of Weil, Gotshal & Manges LLP or other outside counsel to SPV delivered pursuant to the Schedule of Documents with respect to issues of substantive consolidation and true sale; (iii) at all times maintain, preserve and protect all of its assets and properties which are necessary in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all

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necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; (iv) at all times maintain all licenses, permits, charters and registrations, required for the conduct of its business, except to the extent that a failure to maintain any of the same could not reasonably be expected to result in a Material Adverse Effect; (v) transact business only in such corporate, legal and trade names as are set forth in Schedule 4.02(g) or, such other corporate, legal or trade names as to which such Originator complies with clause (vi) below; and (vi) (x) furnish to its Related Buyer and the Purchaser Agent notice of, and take all actions necessary to maintain the perfection and priority of such Related Buyer’s security interest (as assigned to SPV) with respect to the Transferred Receivables sold or purportedly sold by such Originator hereunder, including the filing of UCC financing statements or financing statement amendments, any change in (A) such Originator’s legal name, (B) the jurisdiction of organization or formation of such Originator or (C) such Originator’s identity or corporate structure, in each case, not later than 10 days (or such shorter period as may be agreed to by the Purchaser Agent) prior to the effectiveness of such change and (y) furnish to its Related Buyer and the Purchaser Agent notice of, and take all action requested by its Related Buyer pursuant to Section 6.13 with respect to the Transferred Receivables sold or purportedly sold by such Originator hereunder in light of such change, any change in the principal place of business or chief executive office of such Originator or the office at which it keeps its Records, on or prior to the later to occur of (I) 30 days following the occurrence of such change and (II) the earlier of the date of the required delivery of the Officer’s Certificate pursuant to paragraph (d) of Annex 5.02(a) of the Purchase Agreement following such change and the date which is 45 days after the end of the most recently ended fiscal quarter following such change. To the extent reasonably practicable, no party to this Agreement will amend any UCC financing statement filed in connection herewith without the prior approval of the Purchaser Agent.

(h) Notice of Material Event. Such Originator shall promptly inform its Related Buyer and SPV in writing of the occurrence of any of the following, in each case setting forth the details thereof, any notices or other correspondence relating thereto, and what action, if any, such Originator proposes to take with respect thereto:

(i) any Litigation commenced or threatened in writing against such Originator or any Subsidiary of such Originator or with respect to or in connection with all or any portion of the Transferred Receivables that (A) seeks damages or penalties in an uninsured amount in excess of $100,000,000.00 in the aggregate, (B) seeks to enjoin or otherwise prevent consummation of, or to obtain relief as a result of, the transactions contemplated by this Agreement, (C) is asserted or instituted against any Plan, its fiduciaries (in their capacity as a fiduciary of any such Plan) or its assets or against such Originator or any Subsidiary of such Originator or any of their respective ERISA Affiliates in connection with any Plan and in each case could reasonably be expected to have a Material Adverse Effect, (D) alleges criminal misconduct by such Originator or any Subsidiary of such Originator, and in each case could reasonably be expected to have a Material Adverse Effect or (E) would reasonably be expected to be determined adversely and, if determined adversely, could reasonably be expected to have a Material Adverse Effect;

(ii) the commencement of a case or proceeding by or against such Originator or any Subsidiary of such Originator seeking a decree or order in respect of such Originator or such Subsidiary (A) under the Bankruptcy Code or any other applicable

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federal, state, provincial or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Originator or such Subsidiary or for any substantial part of such Person’s assets, or (C) ordering the winding-up or liquidation of the affairs of such Originator or any Subsidiary of such Originator;

(iii) the receipt of notice that (A) such Originator, or any Subsidiary of such Originator is being placed under regulatory supervision outside the ordinary course of business, (B) any license, permit, charter, registration or approval necessary for the conduct of such Originator’s or any Subsidiary of such Originator’s business is to be, or may be, suspended or revoked, or (C) such Originator or any other Subsidiary of such Originator is to cease and desist any practice, procedure or policy employed by such Originator or any Subsidiary of such Originator in the conduct of its business if such cessation could reasonably be expected to have a Material Adverse Effect;

(iv) (A) any Adverse Claim made or asserted against any of the Transferred Receivables of which it becomes aware or (B) any determination that a Transferred Receivable was not an Eligible Receivable at the time of its sale to its Related Buyer or has ceased to be an Eligible Receivable on account of any matter giving rise to indemnification under Section 5.01;

(v) each material infringement or claim of material infringement by any Person of any material intellectual property of such Originator of which it has or should have knowledge which would reasonably be expected to be determined adversely and, if determined adversely, would reasonably be expected to have a Material Adverse Effect;

(vi) the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges;

(vii) the establishment of any material Plan, Pension Plan, Title IV Plan or undertaking to make contributions to any material Multiemployer Plan, ESOP, Welfare Plan or Retiree Welfare Plan not listed on Schedule 4.01(l); or

(viii) any other event, circumstance or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(i) Separate Identity.

(i) Such Originator shall, and shall cause each other member of the Parent Group to, maintain records and books of account separate from those of SPV.

(ii) The financial statements of such Originator and its consolidated Subsidiaries shall disclose the effects of such Originator’s transactions in accordance with GAAP and, in addition, disclose that (A) SPV is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of SPV’s assets prior to any value in SPV becoming available to SPV’s equity holders and (B) the assets of SPV are not available to pay creditors of such Originator or any other Affiliate of such Originator.

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(iii) The resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by such Originator as official records.

(iv) Such Originator shall, and shall cause each other member of the Parent Group to, maintain an arm’s-length relationship with SPV and shall not hold itself out as being liable for the Debts of SPV.

(v) Such Originator shall, and shall cause each other member of the Parent Group to, keep its assets and its liabilities wholly separate from those of SPV.

(vi) Such Originator shall, and shall cause each other member of the Parent Group to, conduct its business solely in its own name or the name of the Parent through its duly Authorized Officers or agents and in a manner designed not to mislead third parties as to the separate identity of SPV.

(vii) Such Originator shall respond to any inquiries with respect to ownership of a Transferred Receivable by stating that such Receivable has been sold, and subsequently assigned by SPV to the Purchaser Agent for the benefit of the Purchasers;

(viii) Such Originator shall not (and such Originator shall cause each other member of the Parent Group not to) mislead third parties by conducting or appearing to conduct business on behalf of SPV or expressly or impliedly representing or suggesting that such Originator or any other member of the Parent Group is liable or responsible for the Debts of SPV or that the assets of such Originator or any other member of the Parent Group are available to pay the creditors of SPV.

(ix) The operating expenses and liabilities of SPV shall be paid from SPV’s own funds and not from any funds of such Originator or other member of the Parent Group.

(x) Such Originator shall, and shall cause each other member of the Parent Group to, at all times have stationery and other business forms and a mailing address and telephone number separate from those of SPV.

(xi) Such Originator shall, and shall cause each other member of the Parent Group to, at all times limit its transactions with SPV only to those expressly permitted hereunder or under any other Related Document.

(xii) Each Originator shall, and shall cause each other member of the Parent Group to, comply with (and cause to be true and correct) each of the facts and assumptions contained in the opinions of Weil, Gotshal & Manges LLP delivered pursuant to the Schedule of Documents.

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(j) ERISA and Environmental Notices. Such Originator shall give its Related Buyer prompt written notice of (i) any event that could reasonably be expected to result in the imposition of a Lien under Section 412 or 430 of the IRC or Section 302, 303 or 4068 of ERISA, (ii) any event that could reasonably be expected to result in the incurrence by such Originator of any liabilities under Title IV of ERISA (other than timely paid premium payments arising in the ordinary course of business), and (iii) any environmental claims against such Originator or any other Subsidiary of such Originator that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(k) Payment, Performance and Discharge of Obligations.

(i) Subject to Section 4.02(k)(ii), such Originator shall (and shall cause each other member of the Parent Group to) pay, perform and discharge or cause to be paid, performed and discharged all of its obligations and liabilities, including (A) all Charges upon its income and properties and (B) all lawful claims for labor, materials, supplies and services, before the same shall become past due, except in each case where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(ii) Such Originator and each other member of the Parent Group may in good faith contest, by appropriate proceedings, the validity or amount of any Charges or claims described in Section 4.02(k)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of such Originator or such member, as applicable, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Receivables may become subject to forfeiture or loss as a result of such contest, (D) no Lien may be imposed on any of the Receivables to secure payment of such Charges or claims other than inchoate tax liens and (E) such Originator reasonably believes that nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

(iii) Such Originator shall, at its expense, timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Contracts, except any failure to perform or comply which could not reasonably be expected to impair the validity, collectibility or enforceability of such Transferred Receivable or otherwise result in a Material Adverse Effect.

(l) Deposit of Collections. Such Originator shall, and shall cause each of its Affiliates to (i) instruct all Obligors to remit all payments with respect to any Transferred Receivables directly to a Lockbox or directly into a Collection Account, and (ii) with respect to all Collections it may receive in respect of Transferred Receivables either (x) deposit or cause such Collections to be deposited promptly into a Collection Account or (y) scan any items of payment representing Collections for deposit into a Collection Account or mail such items of payment to the Lockbox, in either case no later than the first Business Day after receipt of any such Collections, (and until so deposited, all such Collections shall be held in trust for the benefit of its Related Buyer and its assigns (including the SPV, the Purchaser Agent and the Purchasers)). Such Originator shall not make or permit to be made deposits into a Lockbox or a Collection Account other than in accordance with this Agreement and the other Related Documents. Without limiting the generality of the foregoing, such Originator shall use

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commercially reasonable efforts to ensure that no Collections or other proceeds with respect to a Receivable reconveyed to it pursuant to Section 4.04 hereof are paid or deposited into any Lockbox or any Collection Account.

(m) Originators to Maintain Perfection and Priority. In order to evidence the interests of its Related Buyer under this Agreement, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be requested by its Related Buyer as necessary or reasonably desirable to maintain and perfect, as a first-priority interest, such Buyer’s ownership interest in the Transferred Receivables and all other assets sold to such Buyer pursuant hereto. Notwithstanding anything else in the Related Documents to the contrary, except to the extent provided by Section 4.02(g)(vi) of this Agreement, no Originator shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes property described in any such financing statements, without the prior written consent of the Purchaser Agent (as assignee of its Related Buyer). Such Originator agrees to maintain perfection and priority of the Related Buyer’s interest in accordance with Section 6.13 hereof. Each Buyer is authorized to file UCC financing statements naming such Buyer (or its assignees) as buyer and its Related Originator as seller and identifying the Transferred Receivables as property covered by such financing statement.

(n) Such Originator shall mark its relevant books and records (electronic and otherwise) to indicate the sale or contribution of the applicable Receivables to its Related Buyer. In addition, upon the request of its Related Buyer or the Purchaser Agent as its assignee, each Originator (or the Servicer), shall mark its master data processing records evidencing each Receivable with the following legend “The accounts receivable and other obligations set forth herein, together with certain related property interests, have been sold to [name of Related Buyer], and interests therein have been further transferred to certain purchasers for whom General Electric Capital Corporation acts as agent.”.

Section 4.03. Negative Covenants of the Originators. Each Originator covenants and agrees that, without the prior written consent of its Related Buyer and the Purchaser Agent, from and after the Closing Date and until the Termination Date:

(a) Sale of Receivables and Related Assets. Such Originator shall not sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or assign any right to receive income in respect of, any of its Receivables or Contracts therefor, except for the sales, transfers, conveyances, assignments or dispositions expressly contemplated hereunder.

(b) Liens. Such Originator shall not create, incur, assume or permit to exist any Adverse Claim on or with respect to its Receivables (whether now owned or hereafter acquired) except for (i) Permitted Encumbrances that do not attach to Transferred Receivables and (ii) any Liens on any Receivable that are immediately and automatically released upon such Originator’s transfer of any Receivable pursuant hereto).

(c) Modifications of Receivables or Contracts. Such Originator shall not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract therefor.

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(d) Sale Characterization. Such Originator shall not (and such Originator shall cause each other member of the Parent Group not to) make statements or disclosures or prepare any financial statements for any purpose, including for federal income tax, reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than with respect to the Sale of each Sold Receivable originated or acquired by it, as a true sale or absolute assignment of its full right, title and ownership interest in such Transferred Receivable to its Related Buyer and with respect to the Transfer of each Contributed Receivable originated or acquired by it, as a contribution to the capital of its Related Buyer.

(e) Business. Such Originator shall not (and such Originator shall cause each other member of the Parent Group not to) make any changes in any of its business objectives, purposes or operations that could reasonably be expected to have or result in a Material Adverse Effect. Except as provided in Section 4.02(g)(vi), such Originator shall not change the type of entity it is, its jurisdiction of organization or its organizational identification number, if any, issued by its state of organization.

(f) Actions Affecting Rights. Such Originator shall not (i) take any action, or fail to take any action, if such action or failure to take action would reasonably be expected to interfere with the enforcement of any rights hereunder or under the other Related Documents, including rights with respect to the Transferred Receivables; or (ii) subject to Section 4.02(k), fail to pay any Charge, fee or other obligation of such Originator with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend could reasonably be expected to adversely affect the priority or enforceability of the perfected title of its Related Buyer to and the sole legal and beneficial ownership interest of such Buyer in the Transferred Receivables or, prior to their Transfer hereunder, such Originator’s right, title or interest therein.

(g) ERISA. Such Originator shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 412 or 430 of the IRC or Section 302, 303 or 4068 of ERISA or cause or permit to occur an ERISA Event.

(h) Change to Credit and Collection Policies. Such Originator shall not fail to comply in any material respect with, and no change, amendment, modification or waiver shall be made to, the Credit and Collection Policies without the prior written consent of its Related Buyer, which consent shall not be unreasonably withheld.

(i) Change in Instruction to Obligors. Such Originator shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Purchaser Agent (as assignee of its Related Buyer) directs such Originator to change such instructions to Obligors.

(j) Adverse Tax Consequences. Such Originator shall not take or permit to be taken any action (other than with respect to actions taken or to be taken solely by a Governmental Authority), or fail or neglect to perform, keep or observe any of its obligations hereunder or under the other Related Documents, that would have the effect directly or indirectly of subjecting any payment to its Related Buyer, or to any assignee who is a resident of the United States of America, to withholding taxation.

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(k) No Proceedings. From and after the Closing Date and until the date one year plus one day following the Termination Date, such Originator shall not, directly or indirectly, institute or cause to be instituted against any Buyer any proceeding of the type referred to in Sections 8.01(d) and 8.01(e) of the Purchase Agreement.

(l) Commingling. Such Originator shall not deposit, and shall use commercially reasonable efforts to prevent the deposit by others of, funds that do not constitute Collections of Transferred Receivables into any Lockbox or a Collection Account, provided that after the Facility Termination Date, so long as any Transferred Receivables of an Obligor remain unpaid, such Originator shall not instruct such Obligor to remit Collections of any Transferred Receivables to any Person or account other than to a Lockbox or a Collection Account. If any funds not constituting collections of Transferred Receivables are nonetheless deposited into a Lockbox or a Collection Account and such Originator so notifies its Related Buyer, such Buyer shall notify the Purchaser Agent to promptly remit any such amounts to the applicable Originator.

(m) Purchases of Receivables. Such Originator shall not, directly or indirectly, purchase or otherwise acquire any accounts receivable from any Person without the express written consent of its Related Buyer.

Section 4.04. Breach of Representations, Warranties or Covenants. Upon discovery by any Originator or its Related Buyer of any breach of representation, warranty or covenant described in Section 4.01(g), 4.01(k), 4.01(u), 4.01(v), 4.01(w), 4.02(l), 4.02(m), 4.03(a), 4.03(b), 4.03(c), 4.03(d) and 4.03(i) with respect to any Transferred Receivable, the party discovering the same shall give prompt written notice thereof to the other. The Originator that has breached such representation, warranty or covenant shall, if requested by notice from its Related Buyer (or its assignee), on the first Business Day following receipt of such notice, repurchase the affected Transferred Receivable from such Buyer (or its assignee) for cash or make a capital contribution in cash to its Related Buyer by remitting cash, in each case, to the applicable Collection Account in an amount (the “Rejected Amount”) equal to the Billed Amount of such Transferred Receivable minus any Collections received in respect thereof. Each such Originator shall ensure that no Collections or other proceeds with respect to a Transferred Receivable so reconveyed to it are paid or deposited into a Collection Account.

ARTICLE V

INDEMNIFICATION

Section 5.01. Indemnification. Without limiting any other rights that any Buyer or any of its Stockholders, any of its assignees including the SPV, Purchasers, the Administrative Agent and the Purchaser Agent, or any of their respective officers, directors, employees, attorneys, agents or representatives and transferees, successors and assigns (each, a “Buyer Indemnified Person”) may have hereunder or under applicable law, each Originator hereby agrees to indemnify and hold harmless each Buyer Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Buyer Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document, any actions or failures to act in connection therewith, including any and all reasonable legal costs and expenses arising out of or incurred in

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connection with disputes between or among any parties to any of the Related Documents, or in respect of any Transferred Receivable or any Contract therefor or the use by such Originator of the Sale Price therefor; provided, that no Originator shall be liable for any indemnification to a Buyer Indemnified Person to the extent that any such Indemnified Amounts (a) result from such Buyer Indemnified Person’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible or uncollected Transferred Receivables due to the failure (without cause or justification triggered by the actions of any Originator) or inability on the part of the related Obligor to perform its obligations thereunder or the occurrence of any event of bankruptcy or similar event with respect to such Obligor which renders such Obligor a BK Obligor or (c) constitute Excluded Taxes. Subject to clauses (a), (b) and (c) of the proviso in the immediately preceding sentence, but otherwise without limiting the generality of the foregoing, each Originator shall pay on demand to each Buyer Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Related Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by such Originator pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by such Originator to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) the failure to vest and maintain vested in its Related Buyer, or to transfer to such Buyer, valid and properly perfected title to and sole legal and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim;

(iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Receivable that is the subject of a Transfer hereunder (including (x) a defense based on any Dilution Factor not reimbursed under Section 2.04 or based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms (other than as a result of a discharge in bankruptcy), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by such Originator or any Affiliate thereof acting as the Servicer or a Sub-Servicer) and (y) resulting from or in connection with any Dilution Factors);

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(v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract related to any Transferred Receivable;

(vi) the commingling of Collections with respect to Transferred Receivables by such Originator at any time with its other funds or the funds of any other Person;

(vii) any failure by such Originator to cause the filing of, or any delay in filing, financing statements or to cause the effectiveness of other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable that is the subject of a Transfer hereunder, any Collections in respect thereof, whether at the time of any such Transfer or at any subsequent time, in each case, to the extent such filing or effectiveness is necessary to maintain and evidence its Related Buyer’s (or the Purchaser Agent’s as such Buyer’s assignee) interest in such property;

(viii) any investigation, litigation or proceeding related to this Agreement or any other Related Document or the ownership of Transferred Receivables or Collections with respect thereto or any other investigation, litigation or proceeding relating to the Related Buyer or such Originator brought against any Indemnified Person as a result of any of the transactions contemplated hereby or by any other Related Document;

(ix) any claim brought by any Person other than a Buyer Indemnified Person arising from any activity by such Originator or any of its Affiliates in servicing, administering or collecting any Transferred Receivables;

(x) any failure of the Collection Account Bank to comply with the terms of the Collection Account Agreement;

(xi) any action or omission by such Originator which reduces or impairs the rights of it Related Buyer or any of its assigns with respect to any Transferred Receivable or the value of any such Receivable;

(xii) any attempt by any Person to void any Transfer or any other interest created hereby under statutory provisions or common law or equitable action; or

(xiii) any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable.

(b) Any Indemnified Amounts subject to the indemnification provisions of this Section 5.01 shall be paid by the applicable Originator to the Buyer Indemnified Person entitled thereto within five Business Days following demand therefor.

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ARTICLE VI

MISCELLANEOUS

Section 6.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile transmission (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 6.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below in this Section 6.01 or to such other address (or facsimile number) as may be substituted by notice given as herein provided:

Each Originator:	[NAME OF ORIGINATOR]
605 Third Avenue, 12th Floor
New York, NY 10158
Attention: General Counsel
Phone No.: (212) 455-5200
Facsimile No.: (212) 867-6710

Each Buyer:	[NAME OF BUYER]
605 Third Avenue, 12th Floor
New York, NY 10158
Attention: General Counsel
Phone No.: (212) 455-5200
Facsimile No.: (212) 867-6710

Without limiting the generality of the foregoing, all notices to be provided to a Buyer hereunder shall be delivered to both such Buyer and the Purchaser Agent under the Purchase Agreement, and shall be effective only upon such delivery to the Purchaser Agent in accordance with the terms of the Purchase Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than a Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

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Section 6.02. No Waiver; Remedies. A Buyer’s failure, at any time or times, to require strict performance by its Related Originator of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of such Buyer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Originator contained in this Agreement or any Receivables Assignment, and no breach or default by any Originator hereunder or thereunder, shall be deemed to have been suspended or waived by its Related Buyer (or its assignee) unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such Buyer (or its assignee) and directed to such Originator specifying such suspension or waiver. Each Buyer’s (or its assignee’s) rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such Buyer (or its assignee) may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Receivables shall not be required.

Section 6.03. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each Originator and each Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No Originator may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of its Related Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by any Originator without the prior express written consent of its Related Buyer, shall be void. Each Originator acknowledges that each Buyer has assigned to SPV and the SPV has subsequently assigned to the Purchaser Agent all of its rights granted hereunder, including the benefit of any indemnities under Article V, and the Purchaser Agent has, to the extent of such assignment, all rights of each Buyer hereunder. Each Originator agrees that the Purchaser Agent may enforce directly, without joinder of any Buyer, the rights set forth in this Agreement. Each of the Specified Parties shall be third party beneficiaries of, and shall be entitled to enforce each Buyer’s rights and remedies under, this Agreement to the same extent as such Buyer or any of its designated representatives may do. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Originator and each Buyer with respect to the transactions contemplated hereby and, except for the Specified Parties, no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

Section 6.04. Termination; Survival of Obligations.

(a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by

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any Buyer under this Agreement shall in any way affect or impair the obligations, duties and liabilities of any Originator or the rights of any Buyer relating to any unpaid portion of any and all recourse and indemnity obligations of such Originator to any Buyer, including those set forth in Sections 2.05, 4.04, 5.01, 6.12, 6.13 and 6.14, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon each Originator, and all rights of each Buyer hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies pursuant to Sections 4.04, the indemnification and payment provisions of Article V, and the provisions of Sections 4.03(k), 6.12, 6.14 and 6.15 shall be continuing and shall survive any termination of this Agreement.

Section 6.05. Complete Agreement; Modification of Agreement. This Agreement and the other Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 6.06.

Section 6.06. Amendments and Waivers. Except for actions expressly permitted to be taken solely by the Purchaser Agent, no amendment, modification, termination or waiver of any provision of this Agreement, or any consent to any departure by any Originator therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto and the Purchaser Agent, and, unless such amendment, modification, termination or waiver is made to cure any ambiguity, omission, mistake, defect or inconsistency in this Agreement, the Requisite Purchasers. No consent or demand in any case shall, in itself, entitle any party to any other consent or further notice or demand in similar or other circumstances.

Section 6.07. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT AND EACH RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATION WITH RESPECT TO POST-JUDGMENT INTEREST), BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF EACH BUYER IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE A BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY OTHER SECURITY FOR THE OBLIGATIONS OF THE ORIGINATORS ARISING HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 6.01 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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Section 6.08. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic imaging system shall be deemed as effective delivery of an originally executed counterpart.

Section 6.09. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 6.10. Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.11. No Setoff. Each Originator’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Originator might have against any Buyer, all of which rights are hereby expressly waived by such Originator.

Section 6.12. Confidentiality.

(a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission, or unless each Specified Party shall otherwise consent in writing, each Originator, the Servicer and each Buyer agree to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties (other than its directors, officers, employees, accountants or counsel and any Specified Parties) and otherwise not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to a Specified Party.

(b) Each Originator agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Related Documents without the prior written consent of its Related Buyer (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case such Originator shall consult with such Buyer prior to the issuance of such news release or public announcement. Any Originator may, however, disclose the general terms of the transactions contemplated by this Agreement and the Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

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(c) Except to the extent otherwise required by applicable law, or in connection with any judicial or administrative proceedings, as required to be filed publicly with the Securities Exchange Commission, or unless the Originators otherwise consent in writing, each Buyer agrees (i) to maintain the confidentiality of (A) this Agreement (and all drafts hereof and documents ancillary hereto) and (B) all other confidential proprietary information with respect to the Originators and their respective Affiliates and each of their respective businesses obtained by such Buyer in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other documents ancillary hereto, in each case, in its communications with third parties other than any Originator, and (ii) not to disclose, deliver, or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to any Originator. Notwithstanding the foregoing, a Buyer shall be permitted to disclose copies of this Agreement and the confidential proprietary information described above to (1) each Specified Party and each Specified Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)); (2) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Originators with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to the Purchase Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or pledgee of (or participant in), or any prospective assignee or pledgee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the applicable Related Originator or (8) to the extent such Agreement or other information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to such Buyer or Specified Party on a nonconfidential basis from a source other than the Parent or any Subsidiary thereof.

Section 6.13. Further Assurances.

(a) Each Originator shall, at its sole cost and expense, upon request of its Related Buyer, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that its Related Buyer may request to carry out more effectively the provisions and purposes of this Agreement or any other Related Document or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of its Related Buyer of any Transferred Receivable held by such Originator or in which such Originator has any rights not heretofore assigned, and (ii) filing any financing or continuation statements under the UCC with respect to the ownership interests created hereunder or under any other Related Document. Each Originator hereby authorizes its Related Buyer, to file any such financing or continuation statements. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables or any part thereof shall be sufficient

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as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Receivables is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the applicable Related Buyer immediately upon such Originator’s receipt thereof and promptly delivered to such Buyer.

(b) If any Originator fails to perform any agreement or obligation under this Section 6.13, its Related Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of such Buyer incurred in connection therewith shall be payable by such Originator upon demand of such Buyer.

Section 6.14. Fees and Expenses. In addition to its indemnification obligations pursuant to Article V, each Originator agrees, jointly and severally, to pay on demand all costs and expenses incurred by the Buyers in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Related Documents, including the reasonable fees and out-of-pocket expenses incurred by the Buyers (including any such amounts owed by the Buyers in connection with its financing of the Transfers hereunder), for counsel, advisors, consultants and auditors retained in connection with the transactions contemplated hereby and advice in connection therewith, and each Originator agrees, jointly and severally, to pay all costs and expenses, if any (including reasonable attorneys’ fees and expenses but excluding any costs of enforcement or collection of the Transferred Receivables), in connection with the enforcement of this Agreement and the other Related Documents.

Section 6.15. Interpretation. References herein to the “security interest” of each Buyer in the Transferred Receivables shall be given the meaning ascribed thereto in Section 1-201(37) of the UCC in the context of a sale of accounts receivable, and accordingly shall refer to an ownership interest consistent with the requirements of Section 2.02.

Section 6.16. Power of Attorney. On the Second Restatement Effective Date, each Originator shall execute and deliver a power of attorney in substantially the form attached hereto as Exhibit 6.16 (each a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Transferred Receivables have been indefeasibly paid or otherwise written off as uncollectible. The powers conferred on the Purchaser Agent, the Servicer and SPV under the Power of Attorney are solely to protect the interests of the Purchaser Agent in the Transferred Receivables and shall not impose any duty upon the Purchaser Agent, the Servicer or SPV to exercise any such powers.

Section 6.17. Amendment and Restatement. The parties hereto (i) generally reaffirm their rights and obligations under the Existing Sale Agreement and (ii) agree that as of the Second Restatement Effective Date, the terms and conditions of the Existing Sale Agreement shall be and hereby are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Sale Agreement. With respect to any date or time period occurring and ending prior to the Second Restatement Effective Date, the rights and obligations of the parties to the Existing Sale Agreement shall be governed by the Existing Sale Agreement and the “Related Documents” (as defined therein), and with respect to any date or time period occurring and

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ending on or after the Second Restatement Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Related Documents (as defined herein).

Section 6.18. Joinder. The parties hereto agree that as of the Second Restatement Effective Date, (a) each New Originator shall become an “Originator” under this Agreement and shall be bound by, and hereby agrees to comply with, the terms, conditions, provisions and obligations relating to an Originator under this Agreement and (b) each New Buyer shall become a “Buyer” under this Agreement and shall be bound by, and hereby agrees to comply with, the terms, conditions, provisions and obligations relating to a “Buyer” under this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Receivables Sale Agreement to be executed by their respective duly authorized representatives, as of the date first above written.

THE UNIVISION NETWORK LIMITED PARTNERSHIP, as an Originator

By:	Univision Communications Inc., its general partner

	By:	/s/ Peter H. Lori

		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

Signature Page to

Amended and Restated

Receivables Sale Agreement

GALAVISION, INC.
UNIMAS NETWORK (formerly known as TELEFUTURA NETWORK)
UNIMAS OF SAN FRANCISCO, INC. (formerly known as TELEFUTURA OF SAN FRANCISCO, INC.)
UNIMAS ORLANDO INC. (formerly known as TELEFUTURA ORLANDO INC.)
UNIMAS TELEVISION GROUP, INC. (formerly known as TELEFUTURA TELEVISION GROUP, INC.)
UNIVISION EMERGING NETWORKS, LLC (formerly known as TUTV LLC)
UNIVISION INTERACTIVE MEDIA, INC.
UNIVISION MANAGEMENT CO.
UNIVISION OF ATLANTA INC.
UNIVISION OF NEW JERSEY INC.
UNIVISION OF RALEIGH, INC.
UNIVISION RADIO CORPORATE SALES, INC.
UNIVISION RADIO FRESNO, INC.
UNIVISION RADIO ILLINOIS, INC.
UNIVISION RADIO INVESTMENTS, INC.
UNIVISION RADIO LAS VEGAS, INC.
UNIVISION RADIO LOS ANGELES, INC.
UNIVISION RADIO NEW MEXICO, INC.
UNIVISION RADIO NEW YORK, INC.
UNIVISION RADIO PHOENIX, INC.
UNIVISION RADIO SAN DIEGO, INC.
UNIVISION RADIO SAN FRANCISCO, INC.
UNIVISION TELEVISION GROUP, INC.
UNIVISION OF PUERTO RICO INC.
UNIVISION FINANCIAL MARKETING, INC.
UNIVISION TLNOVELAS, LLC
UNIVISION 24/7, LLC., as Originators

By:	/s/ Peter H. Lori

Name:	Peter H. Lori
Title:	Executive Vice President – Finance

Signature Page to

Amended and Restated

Receivables Sale Agreement

CLUB UNIVISION, LLC
UNIVISION ENTERPRISES, LLC
UNIVISION ENTERPRISES 2, LLC
UNIVISION NEWS SERVICES, LLC
MADE-FOR-WEB, LLC
UNIVISION DIGITAL MUSIC, LLC
NEW UNIVISION DEPORTES, LLC
NEW UNIVISION ENTERPRISES, LLC
UNI-REY SERVICES, LLC, as New Originators

By:	/s/ Peter H. Lori

Name:	Peter H. Lori
Title:	Executive Vice President - Finance

UNIVISION RADIO FLORIDA, LLC, as an Originator

By:	Univision Radio, Inc.,
its sole member

	By:	/s/ Peter H. Lori

		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

UVN TEXAS L.P., as an Originator

By:	Univision Television Group, Inc.,
its general partner

	By:	/s/ Peter H. Lori

		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

UNIVISION RADIO BROADCASTING TEXAS, L.P., as an Originator

By:	Univision Radio GP, Inc.,
its general partner

	By:	/s/ Peter H. Lori

		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

Signature Page to

Amended and Restated

Receivables Sale Agreement

GALAVISION SPE CO., LLC
UNIMAS NETWORK SPE CO., LLC (formerly known as TELEFUTURA NETWORK SPE CO., LLC)
UNIMAS OF SAN FRANCISCO SPE CO., LLC (formerly known as TELEFUTURA OF SAN FRANCISCO SPE CO., LLC)
UNIMAS ORLANDO SPE CO., LLC (formerly known as TELEFUTURA ORLANDO SPE CO., LLC)
UNIMAS TELEVISION GROUP SPE CO., LLC (formerly known as TELEFUTURA TELEVISION GROUP SPE CO., LLC)
UNIVISION EMERGING NETWORKS SPE CO., LLC (formerly known as TUTV SPE CO., LLC)
UNIVISION INTERACTIVE MEDIA SPE CO., LLC
UNIVISION MANAGEMENT SPE CO., LLC
UNIVISION NETWORK SPE CO., LLC
UNIVISION OF ATLANTA SPE CO., LLC
UNIVISION OF NEW JERSEY SPE CO., LLC
UNIVISION OF RALEIGH SPE CO., LLC
UNIVISION RADIO BROADCASTING TEXAS SPE CO., LLC
UNIVISION RADIO CORPORATE SALES SPE CO., LLC
UNIVISION RADIO FLORIDA SPE CO., LLC
UNIVISION RADIO FRESNO SPE CO., LLC
UNIVISION RADIO INVESTMENTS SPE CO., LLC
UNIVISION RADIO LAS VEGAS SPE CO., LLC
UNIVISION RADIO LOS ANGELES SPE CO., LLC
UNIVISION RADIO NEW MEXICO SPE CO., LLC
UNIVISION RADIO NEW YORK SPE CO., LLC
UNIVISION RADIO ILLINOIS SPE CO., LLC
UNIVISION RADIO PHOENIX SPE CO., LLC
UNIVISION OF PUERTO RICO SPE CO., LLC
UNIVISION RADIO SAN DIEGO SPE CO., LLC
UNIVISION RADIO SAN FRANCISCO SPE CO., LLC
UNIVISION TELEVISION GROUP SPE CO., LLC
UVN TEXAS SPE CO., LLC
UNIVISION FINANCIAL MARKETING SPE CO., LLC
UNIVISION TLNOVELAS SPE CO., LLC
UNIVISION 24/7 SPE CO., LLC, as Buyers

By:	/s/ Peter H. Lori

Name:	Peter H. Lori
Title:	Executive Vice President - Finance

Signature Page to

Amended and Restated

Receivables Sale Agreement

CLUB UNIVISION SPE CO., LLC
UNIVISION ENTERPRISES SPE CO., LLC
UNIVISION ENTERPRISES 2 SPE CO., LLC
UNIVISION NEWS SERVICES SPE CO., LLC
MADE-FOR-WEB SPE CO., LLC
UNIVISION DIGITAL MUSIC SPE CO., LLC
NEW UNIVISION DEPORTES SPE CO., LLC
NEW UNIVISION ENTERPRISES SPE CO., LLC
UNI-REY SERVICES SPE CO., LLC, as New Buyers

By:	/s/ Peter H. Lori

	Name:	Peter H. Lori
	Title:	Executive Vice President - Finance

Signature Page to

Amended and Restated

Receivables Sale Agreement

EXHIBIT 2.01(a)

Form of

RECEIVABLES ASSIGNMENT

THIS RECEIVABLES ASSIGNMENT (the “Receivables Assignment”) is entered into as of June 28, 2013, by and between (i) each party listed on Schedule I hereto, (each such party, an “Originator”) and (ii) such Originator’s Related Buyer (as set forth opposite such Originator’s name on Schedule I hereto).

1. We refer to that certain Amended and Restated Receivables Sale Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”) of even date herewith among each of the persons signatory thereto from time to time as Originators and each of the persons signatory thereto from time to time as Buyers. All of the terms, covenants and conditions of the Sale Agreement are hereby made a part of this Receivables Assignment and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale Agreement shall be applied herein as defined or established therein.

2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Originator hereby sells or contributes to its Related Buyer, without recourse, except as provided in Section 4.04 of the Sale Agreement, all of such Originator’s right, title and interest in, to and under all of its Receivables (including all Collections, Records and proceeds with respect thereto) existing as of the Closing Date and thereafter created or arising at any time until the Facility Termination Date.

3. Subject to the terms and conditions of the Sale Agreement, each Originator hereby covenants and agrees to assign, sell or contribute, execute and deliver, or cause to be assigned or sold or contributed, executed and delivered, and to do or make, or cause to be done or made, upon request of such Originator’s Related Buyer and at such Originator’s expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by such Originator’s Related Buyer for the purpose of or in connection with acquiring or more effectively vesting in the Related Buyer or evidencing the vesting in the Related Buyer of the property, rights, title and interests of such Originator sold hereunder or intended to be sold hereunder.

4. Wherever possible, each provision of this Receivables Assignment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Receivables Assignment shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Receivables Assignment.

5. THIS RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Amended and Restated Receivables Sale Agreement

1

IN WITNESS WHEREOF, the parties have caused this Receivables Assignment to be executed by their respective officers thereunto duly authorized, as of the day and year first above written.

THE UNIVISION NETWORK LIMITED PARTNERSHIP, as an Originator

By:	Univision Communications Inc.,
its general partner

By:
Name:	Peter H. Lori
Title:	Executive Vice President - Finance

GALAVISION, INC.
UNIMAS NETWORK (formerly known as TELEFUTURA NETWORK)
UNIMAS OF SAN FRANCISCO, INC. (formerly known as TELEFUTURA OF SAN FRANCISCO, INC.)
UNIMAS ORLANDO INC. (formerly known as TELEFUTURA ORLANDO INC.)
UNIMAS TELEVISION GROUP, INC. (formerly known as TELEFUTURA TELEVISION GROUP, INC.)
UNIVISION EMERGING NETWORKS, LLC (formerly known as TUTV LLC)
UNIVISION INTERACTIVE MEDIA, INC.
UNIVISION MANAGEMENT CO.
UNIVISION OF ATLANTA INC.
UNIVISION OF NEW JERSEY INC.
UNIVISION OF RALEIGH, INC.
UNIVISION RADIO CORPORATE SALES, INC.
UNIVISION RADIO FRESNO, INC.
UNIVISION RADIO ILLINOIS, INC.
UNIVISION RADIO INVESTMENTS, INC.
UNIVISION RADIO LAS VEGAS, INC.
UNIVISION RADIO LOS ANGELES, INC.
UNIVISION RADIO NEW MEXICO, INC.
UNIVISION RADIO NEW YORK, INC.
UNIVISION RADIO PHOENIX, INC.
UNIVISION RADIO SAN DIEGO, INC.
UNIVISION RADIO SAN FRANCISCO, INC.
UNIVISION TELEVISION GROUP, INC.

UNIVISION OF PUERTO RICO INC.
UNIVISION FINANCIAL MARKETING, INC.
UNIVISION TLNOVELAS, LLC
UNIVISION 24/7, LLC
CLUB UNIVISION, LLC
UNIVISION ENTERPRISES, LLC
UNIVISION ENTERPRISES 2, LLC
UNIVISION NEWS SERVICES, LLC
MADE-FOR-WEB, LLC
UNIVISION DIGITAL MUSIC, LLC
NEW UNIVISION DEPORTES, LLC
NEW UNIVISION ENTERPRISES, LLC
UNI-REY SERVICES, LLC, as Originators

By:
	Name:	Peter H. Lori
	Title:	Executive Vice President - Finance

UNIVISION RADIO FLORIDA, LLC, as an Originator

By:	Univision Radio, Inc.,
its sole member

By:
		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

UVN TEXAS L.P., as an Originator

By:	Univision Television Group, Inc.,
its general partner

By:
		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

UNIVISION RADIO BROADCASTING TEXAS, L.P., as an Originator

By:	Univision Radio GP, Inc.,
its general partner

By:
		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

UNIVISION OF PUERTO RICO SPE CO., LLC
GALAVISION SPE CO., LLC
UNIMAS NETWORK SPE CO., LLC (formerly known as TELEFUTURA NETWORK SPE CO., LLC)
UNIMAS OF SAN FRANCISCO SPE CO., LLC (formerly known as TELEFUTURA OF SAN FRANCISCO SPE CO., LLC)
UNIMAS ORLANDO SPE CO., LLC (formerly known as TELEFUTURA ORLANDO SPE CO., LLC)
UNIMAS TELEVISION GROUP SPE CO., LLC (formerly known as TELEFUTURA TELEVISION GROUP SPE CO., LLC)
UNIVISION EMERGING NETWORKS SPE CO., LLC (formerly known as TUTV SPE CO., LLC)
UNIVISION INTERACTIVE MEDIA SPE CO., LLC
UNIVISION MANAGEMENT SPE CO., LLC
UNIVISION NETWORK SPE CO., LLC
UNIVISION OF ATLANTA SPE CO., LLC
UNIVISION OF NEW JERSEY SPE CO., LLC
UNIVISION OF RALEIGH SPE CO., LLC
UNIVISION RADIO BROADCASTING TEXAS SPE CO., LLC
UNIVISION RADIO CORPORATE SALES SPE CO., LLC
UNIVISION RADIO FLORIDA SPE CO., LLC
UNIVISION RADIO FRESNO SPE CO., LLC
UNIVISION RADIO INVESTMENTS SPE CO., LLC
UNIVISION RADIO LAS VEGAS SPE CO., LLC
UNIVISION RADIO LOS ANGELES SPE CO., LLC
UNIVISION RADIO NEW MEXICO SPE CO., LLC
UNIVISION RADIO NEW YORK SPE CO., LLC
UNIVISION RADIO ILLINOIS SPE CO., LLC
UNIVISION RADIO PHOENIX SPE CO., LLC
UNIVISION RADIO SAN DIEGO SPE CO., LLC
UNIVISION RADIO SAN FRANCISCO SPE CO., LLC
UNIVISION TELEVISION GROUP SPE CO., LLC
UVN TEXAS SPE CO., LLC
UNIVISION FINANCIAL MARKETING SPE CO., LLC
UNIVISION TLNOVELAS SPE CO., LLC
UNIVISION 24/7 SPE CO., LLC
CLUB UNIVISION SPE CO., LLC
UNIVISION ENTERPRISES SPE CO., LLC
UNIVISION ENTERPRISES 2 SPE CO., LLC
UNIVISION NEWS SERVICES SPE CO., LLC
MADE-FOR-WEB SPE CO., LLC

Amended and Restated Receivables Sale Agreement

UNIVISION DIGITAL MUSIC SPE CO., LLC
NEW UNIVISION DEPORTES SPE CO., LLC
NEW UNIVISION ENTERPRISES SPE CO., LLC
UNI-REY SERVICES SPE CO., LLC, as Buyers

By:
	Name:	Peter H. Lori
	Title:	Executive Vice President – Finance

Amended and Restated Receivables Sale Agreement

Exhibit 2.01(a)

SCHEDULE I

Originator	Related Buyer
CLUB UNIVISION, LLC	CLUB UNIVISION SPE CO., LLC

GALAVISION, INC.	GALAVISION SPE CO., LLC

MADE-FOR-WEB, LLC	MADE-FOR-WEB SPE CO., LLC

NEW UNIVISION DEPORTES, LLC	NEW UNIVISION DEPORTES SPE CO., LLC

NEW UNIVISION ENTERPRISES, LLC	NEW UNIVISION ENTERPRISES SPE CO., LLC

THE UNIVISION NETWORK LIMITED PARTNERSHIP	UNIVISION NETWORK SPE CO., LLC

UNIMAS NETWORK (formerly known as TELFUTURA NETWORK)	UNIMAS OF SAN FRANCISCO SPE CO., LLC (formerly known as TELEFUTURA OF SAN FRANCISCO SPE CO., LLC)

UNIMAS OF SAN FRANCISCO, INC. (formerly known as TELFUTURA OF SAN FRANCISCO, INC.)	UNIMAS ORLANDO SPE CO., LLC (formerly known as TELEFUTURA ORLANDO SPE CO., LLC)

UNIMAS ORLANDO INC. (formerly known as TELFUTURA ORLANDO INC.)	UNIMAS TELEVISION GROUP SPE CO., LLC (formerly known as TELEFUTURA TELEVISION GROUP SPE CO., LLC)

UNIMAS TELEVISION GROUP, INC. (formerly known as TELFUTURA TELEVISION GROUP, INC.)	UNIMAS NETWORK SPE CO., LLC (formerly known as TELEFUTURA NETWORK SPE CO., LLC)

UNI-REY SERVICES, LLC	UNI-REY SERVICES SPE CO., LLC

UNIVISION 24/7, LLC	UNIVISION 24/7 SPE CO., LLC

UNIVISION DIGITAL MUSIC, LLC	UNIVISION DIGITAL MUSIC SPE CO., LLC

UNIVISION EMERGING NETWORKS, LLC (formerly known as TUTV LLC)	UNIVISION EMERGING NETWORKS SPE CO., LLC (formerly known as TUTV SPE CO., LLC)

UNIVISION ENTERPRISES 2, LLC	UNIVISION ENTERPRISES 2 SPE CO., LLC

UNIVISION ENTERPRISES, LLC	UNIVISION ENTERPRISES SPE CO., LLC

UNIVISION FINANCIAL MARKETING, INC.	UNIVISION FINANCIAL MARKETING SPE CO., LLC

UNIVISION INTERACTIVE MEDIA, INC.	UNIVISION INTERACTIVE MEDIA SPE CO., LLC

UNIVISION MANAGEMENT CO.	UNIVISION MANAGEMENT SPE CO., LLC

UNIVISION NEWS SERVICES, LLC	UNIVISION NEWS SERVICES SPE CO., LLC

UNIVISION OF ATLANTA INC.	UNIVISION OF ATLANTA SPE CO., LLC

UNIVISION OF NEW JERSEY INC.	UNIVISION OF NEW JERSEY SPE CO., LLC

UNIVISION OF PUERTO RICO INC.	UNIVISION OF PUERTO RICO SPE CO., LLC

UNIVISION OF RALEIGH, INC.	UNIVISION OF RALEIGH SPE CO., LLC

UNIVISION RADIO BROADCASTING TEXAS, L.P.	UNIVISION RADIO BROADCASTING TEXAS SPE CO., LLC

UNIVISION RADIO CORPORATE SALES, INC.	UNIVISION RADIO CORPORATE SALES SPE CO., LLC

UNIVISION RADIO FLORIDA, LLC	UNIVISION RADIO FLORIDA SPE CO., LLC

UNIVISION RADIO FRESNO, INC.	UNIVISION RADIO FRESNO SPE CO., LLC

UNIVISION RADIO ILLINOIS, INC.	UNIVISION RADIO ILLINOIS SPE CO., LLC

UNIVISION RADIO INVESTMENTS, INC.	UNIVISION RADIO INVESTMENTS SPE CO., LLC

UNIVISION RADIO LAS VEGAS, INC.	UNIVISION RADIO LAS VEGAS SPE CO., LLC

UNIVISION RADIO LOS ANGELES, INC.	UNIVISION RADIO LOS ANGELES SPE CO., LLC

UNIVISION RADIO NEW MEXICO, INC.	UNIVISION RADIO NEW MEXICO SPE CO., LLC

UNIVISION RADIO NEW YORK, INC.	UNIVISION RADIO NEW YORK SPE CO., LLC

UNIVISION RADIO PHOENIX, INC.	UNIVISION RADIO PHOENIX SPE CO., LLC

UNIVISION RADIO SAN DIEGO, INC.	UNIVISION RADIO SAN DIEGO SPE CO., LLC

UNIVISION RADIO SAN FRANCISCO, INC.	UNIVISION RADIO SAN FRANCISCO SPE CO., LLC

UNIVISION TELEVISION GROUP, INC.	UNIVISION TELEVISION GROUP SPE CO., LLC

UNIVISION TLNOVELAS, LLC	UNIVISION TLNOVELAS SPE CO., LLC

UVN TEXAS L.P.	UVN TEXAS SPE CO., LLC

Amended and Restated Receivables Sale Agreement

Exhibit 2.01(a)

EXHIBIT 6.16

Form of

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by each of the undersigned Grantors (each a “Grantor” and collectively, the “Grantors”) in favor of UNIVISION RECEIVABLES CO., LLC (“SPV”), the Servicer and the Purchaser Agent or such Successor Servicer as the SPV or the Purchaser Agent may designate herein (the Purchaser Agent, the Servicer, the SPV or such Successor Servicer, the “Attorney”) pursuant to that certain Amended and Restated Receivables Sale Agreement dated as of June 28, 2013 (as the same may from time to time be amended, restated, supplement or otherwise modified, the “Sale Agreement”), by and among the Grantors (as Originators and together with any other Originators) and the Buyers. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Sale Agreement. No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and each Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The power of attorney granted hereby is coupled with an interest and may not be revoked or cancelled by any Grantor until all Transferred Receivables under the Sale Agreement have been indefeasibly paid in full and/or written-off as uncollectible and Attorney has provided its written consent thereto. The Purchaser Agent may terminate the right of any other Attorney hereunder at any time upon written notice of such termination to such Attorney and the Grantors.

Each Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in its place and stead and in its name or in Attorney’s own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments that may be necessary or desirable to accomplish the purposes of the Sale Agreement, and, without limiting the generality of the foregoing, hereby grants to Attorney the power and right, on its behalf, without notice to or assent by it, upon the occurrence and during the continuance of any Termination Event, to do the following: (a) open mail for it, and ask, demand, collect, give acquittances and receipts for, take possession of, or endorse and receive payment of, any checks, drafts, notes, acceptances, or other instruments for the payment of moneys due in respect of Transferred Receivables, issue invoices in respect of Unbilled Receivables, and sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any Transferred Receivable or other Seller Assets; (b) pay or discharge any taxes, Liens, or other encumbrances levied or placed on or threatened against any Seller Assets; (c) defend any suit, action or proceeding brought against it or any Seller Assets if such Grantor does not defend such suit, action or proceeding or if Attorney believes that it is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as

Amended and Restated Receivables Sale Agreement

Attorney may deem appropriate; (d) file or prosecute any claim, Litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due with respect to any Transferred Receivable or other Seller Assets or otherwise with respect to the Related Documents whenever payable and to enforce any other right in respect of its property; (e) sell, transfer, pledge, make any agreement with respect to, or otherwise deal with, any Transferred Receivables or other Seller Assets, and execute, in connection with such sale or action, any endorsements, assignments or other instruments of conveyance or transfer in connection therewith; and (g) cause the certified public accountants then engaged by it to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, any and all financial statements or other reports required to be delivered by or on behalf of such Grantor under the Related Documents, all as though Attorney were the absolute owner of its property for all purposes, and to do, at Attorney’s option and its expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon the Transferred Receivables and the SPV’s interests therein, all as fully and effectively as it might do. Each Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Amended and Restated Receivables Sale Agreement

Exhibit 6.16

IN WITNESS WHEREOF, this Power of Attorney is executed by each Grantor, and each Grantor has caused its seal to be affixed pursuant to the authority of its board of directors this      day of June, 2013.

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	Univision Communications Inc.,
its general partner

By:
Name:	Peter H. Lori
Title:	Executive Vice President - Finance

GALAVISION, INC.
UNIMAS NETWORK (formerly known as TELEFUTURA NETWORK)
UNIMAS OF SAN FRANCISCO, INC. (formerly known as TELEFUTURA OF SAN FRANCISCO, INC.)
UNIMAS ORLANDO INC. (formerly known as TELEFUTURA ORLANDO INC.)
UNIMAS TELEVISION GROUP, INC. (formerly known as TELEFUTURA TELEVISION GROUP, INC.)
UNIVISION EMERGING NETWORKS, LLC (formerly known as TU TV LLC)
UNIVISION INTERACTIVE MEDIA, INC.
UNIVISION MANAGEMENT CO.
UNIVISION OF ATLANTA INC.
UNIVISION OF NEW JERSEY INC.
UNIVISION OF RALEIGH, INC.
UNIVISION RADIO CORPORATE SALES, INC.
UNIVISION RADIO FRESNO, INC.
UNIVISION RADIO ILLINOIS, INC.
UNIVISION RADIO INVESTMENTS, INC.
UNIVISION RADIO LAS VEGAS, INC.
UNIVISION RADIO LOS ANGELES, INC.
UNIVISION RADIO NEW MEXICO, INC.
UNIVISION RADIO NEW YORK, INC.
UNIVISION RADIO PHOENIX, INC.
UNIVISION RADIO SAN DIEGO, INC.
UNIVISION RADIO SAN FRANCISCO, INC.
UNIVISION TELEVISION GROUP, INC.
UNIVISION OF PUERTO RICO INC.
UNIVISION FINANCIAL MARKETING, INC.
UNIVISION TLNOVELAS, LLC
UNIVISION 24/7, LLC.
UNIVISION FINANCIAL MARKETING, INC.

Amended and Restated Receivables Sale Agreement

Exhibit 6.16

UNIVISION TLNOVELAS, LLC
UNIVISION 24/7, LLC
CLUB UNIVISION, LLC
UNIVISION ENTERPRISES, LLC
UNIVISION ENTERPRISES 2, LLC
UNIVISION NEWS SERVICES, LLC
MADE-FOR-WEB, LLC
UNIVISION DIGITAL MUSIC, LLC
NEW UNIVISION DEPORTES, LLC
NEW UNIVISION ENTERPRISES, LLC
UNI-REY SERVICES, LLC

By:
Name:	Peter H. Lori
Title:	Executive Vice President - Finance

UNIVISION RADIO FLORIDA, LLC

By:	Univision Radio, Inc.,
its sole member

By:
		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

UVN TEXAS L.P.

By:	Univision Television Group, Inc.,
its general partner

By:
		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

UNIVISION RADIO BROADCASTING TEXAS, L.P.

By:	Univision Radio GP, Inc.,
its general partner

By:
		Name:	Peter H. Lori
		Title:	Executive Vice President - Finance

Amended and Restated Receivables Sale Agreement

Exhibit 6.16

State of	)

) SS
County of	)

The foregoing Power of Attorney was acknowledged before me this      day of             , 2013, by Peter H. Lori, a duly authorized signatory of the above named entities, on behalf of such entities.

Amended and Restated Receivables Sale Agreement

Exhibit 6.16

SCHEDULE 4.01(b)

JURISDICTION OF ORGANIZATION; EXECUTIVE OFFICES; COLLATERAL

LOCATIONS; CORPORATE, LEGAL AND OTHER NAMES; IDENTIFICATION

NUMBERS

Corporate, Legal or Other Name of Entity	Jurisdiction of Organization	Executive Offices / Principal Place of Business	Organizational ID Number	Receivables Locations, Locations of Records	FEIN
CLUB UNIVISION, LLC	DE	605 Third Avenue, 12th Fl. NY, NY, 10158	5126766	5999 Center Drive, Los Angeles, CA 90045	90-0813653

GALAVISION, INC.	DE	9405 NW 41st Street Miami, FL 33178	2638302	9405 NW 41st Street, Miami, FL 33178	95-4596951

MADE-FOR-WEB, LLC	DE	5999 Center Drive Los Angeles, CA 90045	5297068	5999 Center Drive Los Angeles, CA 90045	46-2316827

NEW UNIVISION DEPORTES, LLC	DE	605 Third Avenue, 12th Floor New York, NY 10158	5300008	500 Frank W. Burr Blvd. Ste 19 Teaneck, NJ 07666	46-2297064

NEW UNIVISION ENTERPRISES, LLC	DE	605 Third Avenue, 12th Floor New York, NY 10158	5300011	500 Frank W. Burr Blvd., Ste 19 Teaneck, NJ 07666	90-0948464

THE UNIVISION NETWORK LIMITED PARTNERSHIP	DE	9405 NW 41st Street Miami, FL 33178	2318109	9405 NW 41st Street Miami, FL 33178	95-4399333

UNIMAS NETWORK (FORMERLY KNOWN AS TELFUTURA NETWORK)	DE	9405 NW 41st Street Miami, FL 33178-2301	3406547	9405 NW 41st Street Miami, FL 33178-2301	48-1284839

UNIMAS OF SAN FRANCISCO, INC. (formerly known as TELFUTURA OF SAN FRANCISCO, INC.)	DE	50 Fremont Street, 41st Floor San Francisco, California 94105	2501663	50 Fremont Street, 41st Floor San Francisco, California 94105	65-0468747

UNIMAS ORLANDO INC. (formerly known as TELFUTURA ORLANDO INC.)	DE	2610 W. Hillsborough Avenue Tampa, Florida 33614	2444708	2610 W. Hillsborough Avenue Tampa, Florida 33614	52-1908346

UNIMAS TELEVISION GROUP, INC. (formerly known as TELFUTURA TELEVISION GROUP, INC.)	DE	605 Third Avenue, 12th Floor New York, NY 10158	3022925	605 Third Avenue, 12th Floor New York, NY 10158	95-4862792

Amended and Restated Receivables Sale Agreement

UNI-REY SERVICES, LLC	DE	605 3rd Ave, New York, NY, 10158	5332383	500 Frank W. Burr Blvd. Ste 19, Teaneck NJ 07666	46-2740727

UNIVISION 24/7, LLC	DE	9405 NW 41st Street Miami, FL 33178	5026998	9405 NW 41st Street Miami, FL 33178	45-3042662
				5999 Center Drive Los Angeles, CA 90045

UNIVISION DIGITAL MUSIC, LLC	DE	5999 Center Drive, Los Angeles, CA 90045	5297066	5999 Center Drive, Los Angeles, CA 90045	To be provided to the Purchaser Agent on or about the date hereof

UNIVISION EMERGING NETWORKS, LLC (FORMERLY KNOWN AS TUTV LLC)	DE	5999 Center Drive, Los Angeles, CA 90045	3576760	5999 Center Drive, Los Angeles, CA 90045	59-3771098

UNIVISION ENTERPRISES 2, LLC	DE	605 Third Avenue, 12th Fl. NY, NY, 10158	5126765	5999 Center Drive, Los Angeles, CA 90045	90-0813570

UNIVISION ENTERPRISES, LLC	DE	605 Third Avenue, 12th Floor New York, NY 10158	4988768	500 Frank W. Burr Blvd., Suite 19, Teaneck, NJ 07666	45-2434371

UNIVISION FINANCIAL MARKETING, INC.	AZ	605 Third Avenue, 12th Floor New York, NY 10158	15444416	605 Third Avenue, 12th Floor New York, NY 10158	27-0757612
				5999 Center Drive Los Angeles, CA 90045

UNIVISION INTERACTIVE MEDIA, INC.	DE	605 Third Avenue, 12th Floor New York, NY 10158	3093976	605 Third Avenue, 12th Floor New York, NY 10158	13-4078167

UNIVISION MANAGEMENT CO.	DE	500 Frank Burr Blvd. Teaneck, NJ 07666	3588310	500 Frank Burr Blvd. Teaneck, NJ 07666	56-2301136

UNIVISION NEWS SERVICES, LLC	DE	5999 Center Drive Los Angeles, CA 90045	5154383	5999 Center Drive Los Angeles, CA 90045	45-5344409

UNIVISION OF ATLANTA INC.	DE	3350 Peachtree Road, Suite 1250 Atlanta, Georgia 30326	2097383	3350 Peachtree Road, Suite 1250 Atlanta, GA 30326	65-1160224

UNIVISION OF NEW JERSEY INC.	DE	500 Frank Burr Blvd. Teaneck, NJ 07666	2097389	500 Frank Burr Blvd. Teaneck, NJ 07666	65-1160227

Amended and Restated Receivables Sale Agreement

UNIVISION OF PUERTO RICO INC.	DE	Calle Carazo #64 Guaynabo, Puerto Rico 00969	3281682	Calle Carazo #64 Guaynabo, Puerto Rico 00969	51-0402610

UNIVISION OF RALEIGH, INC.	NC	900 Ridgefield Drive, Suite 100 Raleigh, NC 27609	0282157	900 Ridgefield Drive, Suite 100, Raleigh, NC 27609	56-1728013

UNIVISION RADIO BROADCASTING TEXAS, L.P.	TX	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	8629010	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	88-0352267

UNIVISION RADIO CORPORATE SALES, INC.	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	2939615	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	75-2788318

UNIVISION RADIO FLORIDA, LLC	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	2359818	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	95-4455121

UNIVISION RADIO FRESNO, INC.	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	3444860	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	75-2959901

UNIVISION RADIO ILLINOIS, INC.	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	2442008	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	51-0361971

UNIVISION RADIO INVESTMENTS, INC.	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	2557820	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	88-0349749

UNIVISION RADIO LAS VEGAS, INC.	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	2471297	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	88-0331136

UNIVISION RADIO LOS ANGELES, INC.	CA	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	C1707006	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	99-0248293

UNIVISION RADIO NEW MEXICO, INC.	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	3567237	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	81-0571893

UNIVISION RADIO NEW YORK, INC.	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	2557779	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	88-0349752

UNIVISION RADIO PHOENIX, INC.	DE	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	2968036	3102 Oak Lawn Avenue, Suite 215 Dallas, TX 75219	75-2791278

UNIVISION RADIO SAN DIEGO, INC.	DE	100 Crescent Court, Suite 1777 Dallas, Texas 75201	2889893	100 Crescent Court, Suite 1777 Dallas, Texas 75201	75-2765167

UNIVISION RADIO SAN FRANCISCO, INC.	DE	100 Crescent Court, Suite 1777 Dallas, Texas 75201	2637135	100 Crescent Court, Suite 1777 Dallas, Texas 75201	75-2660184

UNIVISION TELEVISION GROUP, INC.	DE	605 Third Avenue, 12th Floor New York, NY 10158	0672405	605 Third Avenue, 12th Floor New York, NY 10158	95-4398877

Amended and Restated Receivables Sale Agreement

UNIVISION TLNOVELAS, LLC	DE	9405 NW 41st Street Miami, FL 33178	5026997	9405 NW 41st Street Miami, FL 33178	45-3042765
				5999 Center Drive Los Angeles, CA 90045

UVN TEXAS L.P.	DE	5100 Southwest Freeway, Houston, Texas 77056	3588926	5100 Southwest Freeway, Houston, Texas 77056	47-0896341

Amended and Restated Receivables Sale Agreement

SCHEDULE 4.01(d)

LITIGATION

None.

Amended and Restated Receivables Sale Agreement

SCHEDULE 4.01(h)

TAX MATTERS

The Internal Revenue Service has concluded their “CAP” Audits through the year ended 12/31/2011 and is currently auditing 2012 and 2013 tax years.

Univision is being audited by various states but does not anticipate any material assessments.

Amended and Restated Receivables Sale Agreement

SCHEDULE 4.01(i)

INTELLECTUAL PROPERTY

None.

Amended and Restated Receivables Sale Agreement

SCHEDULE 4.01(l)

ERISA

I.	Multiemployer Plans

Radio Television and Recording Arts Pension Plan

AFTRA Retirement Fund

The Newspaper Guild International Pension Plan

II.	ESOPs

NONE

III.	Welfare Plans

Univision Welfare Benefits Plan

Univision Communications Inc. Change In Control Employee Severance Plan

IV.	Retiree Welfare Plans

NONE

Amended and Restated Receivables Sale Agreement

SCHEDULE 4.01(s)

DEPOSIT AND DISBURSEMENT ACCOUNTS

Originator / Account Name	Name of Financial Institution	Address	Telephone Number	Purpose of Account	Account Number
Univision Radio Broadcasting Texas, L.P.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio Austin, Depository Radio Dallas, Depository Radio El Paso, Depository Radio Houston, Deposit Radio McAllen, Depository Radio San Antonio	004622846282 004622846318 004622846305 004602291585 004622846295 004622846211

Univision Radio Florida LLC	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio Miami	004625967647

Univision Radio Fresno, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio Fresno	004602291721

Univision Radio Illinois, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio Chicago	004602291747

Univision Radio Las Vegas, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio Las Vegas	004622846237

Univision Radio Los Angeles, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio Los Angeles	004602291598

Univision Radio New Mexico, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio Albuquerque	004602291695

Univision Radio New York, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio New York	004602291608

Univision of Puerto Rico Inc.	Citibank PR	270 Muñoz Rivera Ave, 6th Floor San Juan, Puerto Rico, 00918	1-787-766-1236	Depository TV Puerto Rico	0101745023

Univision of Puerto Rico Inc.	Citibank PR	270 Muñoz Rivera Ave, 6th Floor San Juan, Puerto Rico, 00918	1-787-766-1236	Depository Radio Puerto Rico	0101745031

Univision Radio Phoenix, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio Phoenix	004622846224

Univision Radio San Diego, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio San Diego	004602291734

Univision Radio San Francisco, Inc.	Bank of America	2000 Clayton Road 5th FL Concord, CA 94520	1-888-715-1000	Depository Radio San Francisco	004602291750

Amended and Restated Receivables Sale Agreement

SCHEDULE 4.02(g)

LEGAL NAMES

CLUB UNIVISION, LLC

GALAVISION, INC.

MADE-FOR-WEB, LLC

NEW UNIVISION DEPORTES, LLC

NEW UNIVISION ENTERPRISES, LLC

THE UNIVISION NETWORK LIMITED PARTNERSHIP

UNIMAS NETWORK

UNIMAS OF SAN FRANCISCO, INC.

UNIMAS ORLANDO INC. (FORMERLY KNOWN AS TELFUTURA ORLANDO INC.)

UNIMAS TELEVISION GROUP, INC.

UNI-REY SERVICES, LLC

UNIVISION 24/7, LLC

UNIVISION DIGITAL MUSIC, LLC

UNIVISION EMERGING NETWORKS, LLC

UNIVISION ENTERPRISES 2, LLC

UNIVISION ENTERPRISES, LLC

UNIVISION FINANCIAL MARKETING, INC.

UNIVISION INTERACTIVE MEDIA, INC.

UNIVISION MANAGEMENT CO.

UNIVISION NEWS SERVICES, LLC

UNIVISION OF ATLANTA INC.

UNIVISION OF NEW JERSEY INC.

UNIVISION OF PUERTO RICO INC.

UNIVISION OF RALEIGH, INC.

UNIVISION RADIO BROADCASTING TEXAS, L.P.

UNIVISION RADIO CORPORATE SALES, INC.

Amended and Restated Receivables Sale Agreement

UNIVISION RADIO FLORIDA, LLC

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO ILLINOIS, INC.

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC.

UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC.

UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC.

UNIVISION TELEVISION GROUP, INC.

UNIVISION TLNOVELAS, LLC

UVN TEXAS L.P.

Amended and Restated Receivables Sale Agreement

ANNEX V

RELATED ORIGINATORS AND RELATED BUYERS

Related Originator	Related Buyer
CLUB UNIVISION, LLC	CLUB UNIVISION SPE CO., LLC

GALAVISION, INC.	GALAVISION SPE CO., LLC

MADE-FOR-WEB, LLC	MADE-FOR-WEB SPE CO., LLC

NEW UNIVISION DEPORTES, LLC	NEW UNIVISION DEPORTES SPE CO., LLC

NEW UNIVISION ENTERPRISES, LLC	NEW UNIVISION ENTERPRISES SPE CO., LLC

THE UNIVISION NETWORK LIMITED PARTNERSHIP	UNIVISION NETWORK SPE CO., LLC

UNIMAS NETWORK (formerly known as TELFUTURA NETWORK)	UNIMAS OF SAN FRANCISCO SPE CO., LLC (formerly known as TELEFUTURA OF SAN FRANCISCO SPE CO., LLC)

UNIMAS OF SAN FRANCISCO, INC. (formerly known as TELFUTURA OF SAN FRANCISCO, INC.)	UNIMAS ORLANDO SPE CO., LLC (formerly known as TELEFUTURA ORLANDO SPE CO., LLC)

UNIMAS ORLANDO INC. (formerly known as TELFUTURA ORLANDO INC.)	UNIMAS TELEVISION GROUP SPE CO., LLC (formerly known as TELEFUTURA TELEVISION GROUP SPE CO., LLC)

UNIMAS TELEVISION GROUP, INC. (formerly known as TELFUTURA TELEVISION GROUP, INC.)	UNIMAS NETWORK SPE CO., LLC (formerly known as TELEFUTURA NETWORK SPE CO., LLC)

UNI-REY SERVICES, LLC	UNI-REY SERVICES SPE CO., LLC

UNIVISION 24/7, LLC	UNIVISION 24/7 SPE CO., LLC

UNIVISION DIGITAL MUSIC, LLC	UNIVISION DIGITAL MUSIC SPE CO., LLC

UNIVISION EMERGING NETWORKS, LLC (formerly known as TUTV LLC)	UNIVISION EMERGING NETWORKS SPE CO., LLC (formerly known as TUTV SPE CO., LLC)

UNIVISION ENTERPRISES 2, LLC	UNIVISION ENTERPRISES 2 SPE CO., LLC

UNIVISION ENTERPRISES, LLC	UNIVISION ENTERPRISES SPE CO., LLC

UNIVISION FINANCIAL MARKETING, INC.	UNIVISION FINANCIAL MARKETING SPE CO., LLC

UNIVISION INTERACTIVE MEDIA, INC.	UNIVISION INTERACTIVE MEDIA SPE CO., LLC

UNIVISION MANAGEMENT CO.	UNIVISION MANAGEMENT SPE CO., LLC

UNIVISION NEWS SERVICES, LLC	UNIVISION NEWS SERVICES SPE CO., LLC

UNIVISION OF ATLANTA INC.	UNIVISION OF ATLANTA SPE CO., LLC

UNIVISION OF NEW JERSEY INC.	UNIVISION OF NEW JERSEY SPE CO., LLC

UNIVISION OF PUERTO RICO INC.	UNIVISION OF PUERTO RICO SPE CO., LLC

UNIVISION OF RALEIGH, INC.	UNIVISION OF RALEIGH SPE CO., LLC

UNIVISION RADIO BROADCASTING TEXAS, L.P.	UNIVISION RADIO BROADCASTING TEXAS SPE CO., LLC

UNIVISION RADIO CORPORATE SALES, INC.	UNIVISION RADIO CORPORATE SALES SPE CO., LLC

UNIVISION RADIO FLORIDA, LLC	UNIVISION RADIO FLORIDA SPE CO., LLC

UNIVISION RADIO FRESNO, INC.	UNIVISION RADIO FRESNO SPE CO., LLC

UNIVISION RADIO ILLINOIS, INC.	UNIVISION RADIO ILLINOIS SPE CO., LLC

UNIVISION RADIO INVESTMENTS, INC.	UNIVISION RADIO INVESTMENTS SPE CO., LLC

UNIVISION RADIO LAS VEGAS, INC.	UNIVISION RADIO LAS VEGAS SPE CO., LLC

UNIVISION RADIO LOS ANGELES, INC.	UNIVISION RADIO LOS ANGELES SPE CO., LLC

UNIVISION RADIO NEW MEXICO, INC.	UNIVISION RADIO NEW MEXICO SPE CO., LLC

UNIVISION RADIO NEW YORK, INC.	UNIVISION RADIO NEW YORK SPE CO., LLC

UNIVISION RADIO PHOENIX, INC.	UNIVISION RADIO PHOENIX SPE CO., LLC

UNIVISION RADIO SAN DIEGO, INC.	UNIVISION RADIO SAN DIEGO SPE CO., LLC

UNIVISION RADIO SAN FRANCISCO, INC.	UNIVISION RADIO SAN FRANCISCO SPE CO., LLC

UNIVISION TELEVISION GROUP, INC.	UNIVISION TELEVISION GROUP SPE CO., LLC

UNIVISION TLNOVELAS, LLC	UNIVISION TLNOVELAS SPE CO., LLC

UVN TEXAS L.P.	UVN TEXAS SPE CO., LLC

Amended and Restated Receivables Sale Agreement

ANNEX X

DEFINITIONS

[Attached]

ANNEX X

Amended and Restated Receivables Sale Agreement

ANNEX X

to

AMENDED AND RESTATED RECEIVABLES TRANSFER AND SERVICING AGREEMENT

and

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

and

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

each dated as of

June 28, 2013

Definitions and Interpretation

Annex X

SECTION 1. Definitions and Conventions. Capitalized terms used in the Transfer Agreement (as defined below), the Sale Agreement (as defined below) and the Purchase Agreement (as defined below) shall have (unless otherwise provided elsewhere therein) the following respective meanings:

“Account” shall mean any of the Collection Accounts.

“Account Agreement” shall mean any of the Collection Account Agreement or the Lockbox Control Agreements.

“Additional Amounts” shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Purchase Agreement.

“Additional Costs” shall have the meaning assigned to it in Section 2.09(b) of the Purchase Agreement.

“Administrative Agent” shall have the meaning set forth in the Preamble of the Purchase Agreement.

“Adverse Claim” shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under any Related Document.

“Affected Party” shall mean each of the following Persons: each Purchaser, the Administrative Agent, the Purchaser Agent, the Depositary, each Affiliate of the foregoing Persons, and any Purchaser SPV or participant with the rights of a Purchaser under Section 12.02(c) of the Purchase Agreement and their respective successors, transferees and permitted assigns.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Party” shall mean any direct or indirect sponsor of the Seller (or any of the Seller’s direct or indirect parent entities or other Affiliates), any portfolio company of any such sponsor or any of their respective Affiliates.

“Agent Account” shall mean account number 50285681 with the Depositary in the name of the Purchaser Agent, or such other account designated in writing by the Purchaser Agent to the Seller.

“Appendices” shall mean, with respect to any Related Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

“Applicable Index Rate Margin” shall mean 0.75%.

“Applicable LIBOR Margin” shall mean 2.25%.

“Assignment Agreement” shall mean an assignment agreement in the form of Exhibit 12.02 attached to the Purchase Agreement.

“Authorized Officer” shall mean, with respect to any corporation or limited liability company, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the General Counsel, the

Annex X

Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, any manager or managing member and each other officer of such corporation or limited liability company specifically authorized to sign agreements, instruments or other documents on behalf of such corporation or limited liability company in connection with the transactions contemplated by the Sale Agreement, the Transfer Agreement, the Purchase Agreement and the other Related Documents.

“Availability” shall mean, as of any date of determination, the amount, if any, by which the Investment Base exceeds the Capital Investment, in each case as of the end of the immediately preceding day.

“Bank” shall mean any Collection Account Bank.

“Bankruptcy Code” shall mean the provisions of title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Barclays Capital” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“Billed Amount” shall mean, with respect to (i) any Receivable, the amount billed on the Billing Date to the Obligor thereunder (excluding any portion of such amount billed representing advertising agency compensation, including, without limitation, commissions, volume discounts, and other amounts withheld by such agency as compensation) and (ii) any Unbilled Receivable prior to the time when the invoice with respect thereto is generated, the amount of revenue recognized by the related Originator in accordance with GAAP in respect of such Receivable.

“Billed Receivable” means a Transferred Receivable in respect of which an invoice has been issued to the related Obligor.

“Billing Date” shall mean, with respect to any Receivable, the date on which the invoice with respect thereto was generated, or, in the case of Unbilled Receivables, will be generated.

“BK Obligor” shall mean an Obligor that is (i) unable to make payment of its obligations when due, (ii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iii) the subject of a comparable receivership or insolvency proceeding, unless, in the case of a bankruptcy proceeding in clause (ii) or (iii), the applicable Originator has been designated as a “critical vendor” and the Obligor thereunder has obtained (x) in the case of any Receivable originated pre-petition, a final court order approving the payment of the pre-petition claims of such Originator on an administrative priority basis or (y) in the case of any Receivable originated post-petition, (A) a final court order approving the payment of the post-petition claims of such Originator on an administrative priority basis and (B) a debtor-in-possession financing facility and management of the applicable Originator reasonably believes that such financing will be available to pay the Receivables owing by such Obligor, and, in any such case, such Obligor has agreed post-petition to pay the Receivables owing by such Obligor on a current basis in accordance with its terms.

“BMPI” means Broadcasting Media Partners, Inc., a Delaware corporation.

“Breakage Costs” shall have the meaning assigned to it in Section 2.10 of the Purchase Agreement.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or, with respect to any remittances to be made by the Collection Account Bank to any related Account, in the jurisdiction(s) in which the Accounts maintained by such Banks are located.

Annex X

“Buyer” shall have the meaning assigned to it in the preamble to the Transfer Agreement or in the preamble to the Sale Agreement, as applicable.

“Buyer Available Amounts” shall have the meaning assigned to it in Section 6.15 of the Transfer Agreement.

“Buyer Indemnified Person” shall have the meaning assigned to it in Section 5.01 of the Transfer Agreement.

“Capital Investment” shall mean, as of any date of determination, the amount equal to (a) the aggregate Purchases made by the Purchasers under the Purchase Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Purchaser in reduction of Capital Investment pursuant to the Purchase Agreement on or before such date; provided, that references to the Capital Investment of any Purchaser shall mean an amount equal to (x) the Purchases made by such Purchaser pursuant to the Purchase Agreement on or before such date, minus (y) the aggregate amounts disbursed to such Purchaser in reduction of the Capital Investment pursuant to the Purchase Agreement on or before such date and not required to be returned as preference payments or otherwise and provided, further that if any repayment of Capital Investment is rescinded or is required to be returned as a preference or for any other reason, then Capital Investment shall include the amount so rescinded or returned.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Capital Purchase” shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

“Capital Purchase Request” shall have the meaning assigned to it in Section 2.03(a) of the Purchase Agreement.

“Capital Stock” shall mean:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral” means any cash or any cash equivalents acceptable to the Purchaser Agent held in the Agent Account and (x) designated by notice of the Seller or the Servicer to the Purchaser Agent as “Cash Collateral” or (y) otherwise retained in the Agent Account as Cash Collateral in accordance with Section 2.08 of the Purchase Agreement.

Annex X

“Change of Control” means any of the following:

(1) a “Change of Control” shall be deemed to have occurred with respect to either the Parent or BMPI (each such party, a “Parent Party”) if:

(a) the Permitted Investors cease to have the power, directly or indirectly, to vote or direct the voting of Equity Interests of such Parent Party representing a majority of the ordinary voting power for the election of directors (or equivalent governing body) of such Parent Party; provided that the occurrence of the foregoing event (a “COC Event”) shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) the Permitted Investors otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of such Parent Party or (B) the Permitted Investors own, directly or indirectly, of record and beneficially an amount of Equity Interests of such Parent Party having ordinary voting power that is equal to or more than 50% of the amount of Equity Interests of such Parent Party having ordinary voting power owned, directly or indirectly, by the Permitted Investors of record and beneficially as of the March 29, 2007 (determined by taking into account any stock splits, stock dividends or other events subsequent to the March 29, 2007 that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by the Permitted Investors) and such ownership by the Permitted Investors represents the largest single block of Equity Interests of such Parent Party having ordinary voting power held by any person or related group for purposes of Section 13(d) of the Securities Exchange Act of 1934, or

(ii) at any time after the consummation of a Qualified Public Offering, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the Closing Date, but excluding any employee benefit plan of such Person and its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) 35% of outstanding Equity Interests of such Parent Party having ordinary voting power and (y) the percentage of the then outstanding Equity Interests of such Parent Party having ordinary voting power owned, directly or indirectly, beneficially and of record by the Permitted Investors, and (B) during each period of 12 consecutive months, a majority of the board of directors of such Parent Party shall consist of the Continuing Directors; or

(iii) (I) immediately following such COC Event, Grupo Televisa, S.A.B. and/or one or more of its Affiliates (“Televisa”) shall beneficially own, directly or indirectly, an amount of Equity Interests of the Parent or any of its direct or indirect parents having ordinary voting power (assuming, solely for purposes of this clause (iii), that any warrants, options or other rights to acquire or that are exercisable for or convertible into or otherwise exchangeable for voting Equity Interests of the Parent or any of its direct or indirect parents have been so exercised, converted or exchanged) that is equal to or more than 35% of the amount of Equity Interests of the Parent or any of its direct or indirect parents, as applicable, having ordinary voting power (assuming, solely for purposes of this clause (iii), that any warrants, options or other rights that are exercisable for or convertible into or otherwise exchangeable for voting Equity Interests of the Parent or any of its direct or indirect parents have been so exercised, converted or exchanged) (determined

Annex X

by taking into account any stock splits, stock dividends or other events subsequent to March 29, 2007 that changed the amount of Equity Interests, but not the percentage of Equity Interests, held by Televisa) and (II) the Adjusted Consolidated Leverage Ratio (as defined in the Credit Agreement) immediately after the applicable COC Event occurred would have been less than or equal to such ratio immediately prior to the occurrence of such COC Event, determined on a pro forma basis as if such COC Event had occurred at the beginning of the most recently ended four fiscal quarters for which Section 5.02 financials are available.

(b) at any time prior to the consummation of a Qualified Public Offering, Holdings shall directly own, beneficially and of record, less than 100% of the issued and outstanding Equity Interests of the Parent or the Servicer; and

(2) a “Change of Control” shall have been deemed to occur with respect to the Seller if the Transferors and BMPI shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Seller; and

(3) a “Change of Control” shall have been deemed to occur with respect to any Originator if the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock, directly or indirectly, of such Originator; and

(4) a “Change of Control” shall have been deemed to occur with respect to any Transferor if such Transferor’s Related Originator shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of such Transferor; and

(5) a “Change of Control” shall have been deemed to occur with respect to any other Transaction Party if such Transaction Party has sold, transferred, conveyed, assigned or otherwise disposed of all or substantially all of its assets (other than such a sale of assets from one Originator to another Originator).

“Charges” shall mean (i) all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on Seller Assets or any other property of the Seller, any Transferor or any Originator and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Seller, any Transferor or any Originator.

“CIT Business Credit” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“CIT Securities” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“Closing Date” shall mean March 31, 2009.

“Collection Account” shall mean (i) account number 4625974287 maintained by the Seller at Collection Account Bank (the “Concentration Collection Account”), together with (ii) each intermediate account (each an “Intermediate Collection Account”) established by the Seller at the Collection Account Bank with the approval of the Purchaser Agent for the receipt of Collections, the balances of which are swept daily into the Concentration Collection Account, which such accounts described in clauses (i) and (ii) shall be subject to a Collection Account Agreement.

Annex X

“Collection Account Agreement” shall mean any agreement among the Seller, the Purchaser Agent, and the Collection Account Bank with respect to the Collection Accounts that provides, among other things, that the Purchaser Agent has “control” (within the meaning of Article 9 of the UCC) over the Collection Accounts and is otherwise in form and substance acceptable to the Purchaser Agent.

“Collection Account Bank” shall mean the bank or other financial institution at which the Collection Accounts are maintained, which shall initially be Bank of America, N.A.

“Collections” shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible) and any amounts required to be paid by any Transferor pursuant to Section 2.04 of the Transfer Agreement, or by any Originator pursuant to Section 2.04 of the Sale Agreement, as applicable.

“Commitment” shall mean, as of any date as to any Purchaser, the maximum amount which such Purchaser is obligated to pay under the Purchase Agreement on account of all Purchases, as set forth in the signature page to the Purchase Agreement or in the most recent Assignment Agreement executed by such Purchaser, as such amount may be adjusted, if at all, from time to time in accordance with the Purchase Agreement.

“Commitment Reduction Notice” shall have the meaning assigned to it in Section 2.02(a) of the Purchase Agreement.

“Commitment Termination Notice” shall have the meaning assigned to it in Section 2.02(b) of the Purchase Agreement.

“Concentration Collection Account” shall have the meaning assigned to it in the definition of Collection Account.

“Concentration Percentage” shall mean, with respect to an Obligor as of any date of determination, the General Concentration Percentage or, if applicable, the Special Concentration Percentage for such Obligor at such date of determination.

“Continuing Directors” shall mean the directors of the Parent on the Closing Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Parent is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the stockholders of the Parent.

“Contract” shall mean any agreement or invoice pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

“Contributed Receivables” shall have the meaning assigned to it in Section 2.01(d) of the Transfer Agreement or Section 2.01(d) of the Sale Agreement, as applicable.

“Credit Agreement” shall mean that certain Credit Agreement, dated as of March 29, 2007, as amended as of June 19, 2009, amended and restated as of October 26, 2010, and further amended, restated, amended and restated, refinanced, replaced, supplemented or otherwise modified from time to time, among Univision Communications Inc., a Delaware corporation, Univision of Puerto Rico Inc., a Delaware corporation, the lenders from time to time party thereto, and Deutsche Bank AG, New York Branch, as administrative agent and first-lien collateral agent.

Annex X

“Credit and Collection Policies” shall mean the written credit, collection, customer relations and service policies of the Originators in effect on the Closing Date and attached as Exhibit A to the Purchase Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified with the prior written consent of the Purchaser Agent, which consent shall not unreasonably be withheld.

“Daily Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Purchase Agreement.

“Daily Yield” shall mean, for any day, the aggregate of the following for each portion of the Capital Investment: the product of (a) the portion of Capital Investment outstanding on such day at a given Daily Yield Rate multiplied by (b) the Daily Yield Rate for such portion of Capital Investment on such day.

“Daily Yield Rate” shall mean, (i) for an Index Rate Purchase, the Index Rate and (ii) for a LIBOR Rate Purchase, the LIBOR Rate plus, in each case, 3.00% per annum if a Termination Event has occurred and is continuing.

“Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred 90 days or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all liabilities of such Person under Title IV of ERISA, (i) all Guaranteed Indebtedness of such Person, (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (k) all “Indebtedness” as such term is defined in the Credit Agreement, (l) all “Loans” and other obligations of the Parent and its Subsidiaries under the Credit Agreement (which shall only be Debt of the Parent, its Subsidiaries and any Person who guarantees such Debt), and (m) the Seller Obligations.

“Defaulted Receivable” shall mean any Transferred Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than one hundred twenty (120) days after its Billing Date, (b) with respect to which the Obligor thereunder is a BK Obligor or (c) that otherwise has been or should be written off in accordance with the Credit and Collection Policies.

“Defaulted Receivable Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of (i) the aggregate Outstanding Balances of all Defaulted Receivables as of such day and as of the last day of each of the two Settlement Periods ended immediately prior to such

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Settlement Period, (ii) the Outstanding Balances of all Receivables written off during such Settlement Period and during each of the two Settlement Periods ended immediately prior to such Settlement Period (in each case, as of the date such Transferred Receivables were written off) and (iii) the Outstanding Balances of any Transferred Receivables that were not Defaulted Receivables as of any date of determination whose Obligor, during the Settlement Period ending on such day and during the two Settlement Periods ended immediately prior to such Settlement Period, became either (A) a debtor in a voluntary or involuntary bankruptcy proceeding, or (B) the subject of a comparable receivership or insolvency proceeding, to

(b) the sum of the aggregate Outstanding Balances of all Billed Receivables as of such day and as of the last day of each of the two Settlement Periods ended prior to such Settlement Period.

“Delinquency Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of aggregate Outstanding Balances of all Billed Receivables with respect to which any payment, or part thereof, became between ninety-one (91) and one hundred twenty (120) days past its Billing Date during such Settlement Period and during each of the two Settlement Periods ended immediately prior to such Settlement Period;

to

(b) the aggregate Billed Amount of all Billed Receivables originated during the Settlement Periods ended four, five and six Settlement Periods before the Settlement Period ending on such date (so that if the Settlement Periods referenced in (a) were the April, May and June Settlements Periods, the Settlement Periods referenced in (b) would be the December, January and February Settlement Periods).

“Depositary” shall have the meaning assigned to it in Section 6.01(c)(i) of the Purchase Agreement.

“Dilution Factors” shall mean, with respect to any Receivable, any portion of which (a) was reduced, canceled or written-off as a result of (i) any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (either express or implied), allowances for early payment, warehouse and other allowances, defective, rejected, returned or repossessed merchandise or services, or any failure by any Originator to deliver any merchandise or services or otherwise perform under the underlying Contract or invoice, (ii) any change in or cancellation of any of the terms of the underlying Contract or invoice or any cash discount, rebate, retroactive price adjustment or any other adjustment by the applicable Originator which reduces the amount payable by the Obligor on the related Receivable except to the extent based on credit related reasons, or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever (except discharge in bankruptcy of the Obligor thereof).

“Dilution Reserve Rate” shall mean, as of any Settlement Period, an amount equal to the product of (i) 2 and (ii) the Dilution Reserve Ratio as of the last day of such Settlement Period.

“Dilution Reserve Ratio” shall mean, as of any date of determination, the highest Dilution Trigger Ratio occurring during the twelve most recent Settlement Periods preceding such date.

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“Dilution Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of the aggregate Dilution Factors for all Billed Receivables during such Settlement Period and the two Settlement Periods ending immediately prior to such Settlement Period to

(b) the aggregate Billed Amount of all Billed Receivables originated during the second and third Settlement Periods ended immediately preceding such date (so that if the Settlement Periods referenced in (a) were the March, April and May Settlement Periods, the Settlement Periods referenced in (b) would be the January, February and March Settlement Periods).

“Dollars” or “$” shall mean lawful currency of the United States of America.

“Dynamic Advance Rate” shall mean, as of any date of determination, a percentage equal to the lesser of (i) 85% and (ii) 100% minus the sum of (A) the Dilution Reserve Rate, (B) the Loss Reserve Rate, (C) the Yield Reserve Rate and (D) the Servicing Fee Reserve Rate.

“Election Notice” shall have the meaning assigned to it in Section 2.01(d) of the Transfer Agreement or in Section 2.01(d) of the Sale Agreement, as applicable.

“Eligible Receivable” shall mean, as of any date of determination, a Transferred Receivable:

(a) that is (i) due and payable within ninety (90) days of the Billing Date thereof and (ii) not a Defaulted Receivable;

(b) that is not a liability of an Excluded Obligor or an Obligor with respect to which more than 35% of the aggregate Outstanding Balance of all Receivables owing by such Obligor are Defaulted Receivables;

(c) that is not a liability of an Obligor organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia and Puerto Rico (but, in the case of Puerto Rico, not in excess of 5% of the aggregate Outstanding Balance of Receivables) but otherwise excluding its territories and possessions);

(d) that is denominated and payable in Dollars in the United States of America and is not represented by a note or other negotiable instrument or by chattel paper;

(e) that is not subject to any right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim (with only the portion of any such Receivable subject to any such right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim being considered an Ineligible Receivable by virtue of this clause (e)), whether arising out of transactions concerning the Contract therefor or otherwise;

(f) that is not an Unapproved Receivable;

(g) that does not represent “billed but not yet shipped” goods or merchandise, partially performed or unperformed services (including any “milestone billed” Receivable), consigned goods or “sale or return” goods and does not arise from a transaction for which any additional

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performance by the Originator thereof, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation (other than in the case of an Unbilled Receivables, the rendering of an invoice with respect to such Receivables), remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law;

(h) the representations and warranties of Sections 4.01(w)(ii) through (iv) of the Transfer Agreement are true and correct in all respects as of the Transfer Date therefor;

(i) the representations and warranties of Sections 4.01(w)(ii) through (iv) of the Sale Agreement are true and correct in all respects as of the Transfer Date therefor;

(j) that is not the liability of an Obligor that has any claim against or affecting the Originator thereof or the property of such Originator which gives rise to a right of set-off against such Receivable (with only that portion of Receivables owing by such Obligor equal to the amount of such claim being an Ineligible Receivable);

(k) that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;

(l) that represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms;

(m) that is entitled to be paid pursuant to the terms of the Contract therefor and has not been paid in full or been compromised, adjusted, extended, reduced, satisfied, subordinated, rescinded or modified (except for adjustments to the Outstanding Balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policies);

(n) that does not contravene any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation;

(o) with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) asserting the bankruptcy or insolvency of the Obligor thereunder; unless, in the case of a bankruptcy proceeding, the applicable Originator has been designated as a “critical vendor” and the Obligor thereunder has obtained (A) in the case of any Receivable originated pre-petition, a final court order approving the payment of the pre-petition claims of such Originator on an administrative priority basis or (B) in the case of any Receivable originated post-petition, (1) a final court order approving the payment of the post-petition claims of such Originator on an administrative priority basis and (2) a debtor-in-possession financing facility and management of the applicable Originator reasonably believes that such financing will be available to pay the Receivables owing by such Obligor, and, in any such case, such Obligor has agreed post-petition to pay the Receivables owing by such Obligor on a current basis in accordance with its terms, (iii) seeking payment of such Receivable or payment and performance of such Contract or (iv) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Receivable or such Contract;

(p) (i) that is an “account” or a “payment intangible” within the meaning of the UCC (or any other applicable legislation) of the jurisdictions in which the each of the Originators, the Transferors and the Seller are organized and in which chief executive offices of each of the Originators, the Transferors and the Seller are located and (ii) under the terms of the related Contract, the right to payment thereof may be freely assigned, including as a result of compliance with applicable law (or with respect to which, the prohibition on the assignment of rights to payment are made fully ineffective under applicable law);

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(q) that is payable solely and directly to an Originator and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable), except to the extent that payment thereof may be made to a Lockbox or otherwise as directed pursuant to Article VI of the Purchase Agreement;

(r) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

(s) that is created through the provision of merchandise, goods or services by the Originator thereof in the ordinary course of its business;

(t) that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, is receiving or should receive merchandise, goods or services on a “cash on delivery” basis;

(u) that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable;

(v) as to which the Seller has a first priority perfected ownership interest and in which the Purchaser Agent has a first priority perfected security interest, in each case not subject to any Lien, right, claim, security interest or other interest of any other Person (other than, in the case of the Seller, the security interest of the Purchaser Agent for the benefit of the Specified Parties);

(w) to the extent such Transferred Receivable represents sales tax, such portion of such Receivable shall not be an Eligible Receivable;

(x) that does not represent the balance owed by an Obligor on a Receivable in respect of which the Obligor has made partial payment;

(y) with respect to which no check, draft or other item of payment was previously received that was returned unpaid or otherwise;

(z) which is not an Unbilled Receivable, unless (i) the Originator of such Receivable may recognize the associated revenue for such Receivable in accordance with GAAP and (ii) less than 35 days have passed since the date that the Originator of such Receivable recognized the associated revenue for such Receivable in accordance with GAAP;

(aa) the Obligor of which is not a Governmental Authority, unless (i) each transfer of such Receivable pursuant to the Related Documents is in compliance with all assignment of claims statutes and regulations applicable to such Governmental Authority’s Receivables or such other agreements have been entered into which are satisfactory to the Purchaser Agent in its sole discretion, (ii) such Governmental Authority is a United States Governmental Authority (including any Governmental Authority of a State or local government that is a political subdivision of the United States) and (iii) the Purchaser Agent shall have received evidence, to its reasonable satisfaction, that no Governmental Authority has a right of setoff against the Originator thereof or any of its Affiliates that can be exercised against such Receivables;

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(bb) if arising on or after the Closing Date, the Obligor of which has been instructed to make payments with respect thereto only (A) by check or money order mailed to one or more Lockboxes, or (B) by wire transfer or moneygram directly to a Collection Account;

(cc) if arising on or after the Closing Date (and excluding any Unbilled Receivables), the Obligor of which:

(x) has been notified in each invoice sent to such Obligor with respect to such Receivable that all payments with respect to such Receivable are to be made by remitting payment to a Lockbox or a Collection Account; or

(y) has otherwise been instructed in writing that all payments with respect to such Receivable are to be made by remitting payment to a Lockbox or a Collection Account; provided, that the Purchaser Agent may declare that any Receivables that satisfies this clause (y) but not the preceding clause (x) is not an “Eligible Receivable” at any time in its exercise of its reasonable credit judgment;

(dd) if arising under a primary or base Contract executed on or after the Second Restatement Effective Date, the Contract under which such Receivable arises provides either (x) that payments all payments with respect to Receivables arising thereunder are to be made by remitting payment to a Lockbox or a Collection Account or (y) that the payment instructions in respect of payments with respect to Receivable arising thereunder may be changed by written notice from the related Originator, the Seller, the Servicer or an assignee thereof; and

(ee) that complies with such other criteria and requirements as the Purchaser Agent may reasonably determine to be necessary from time to time in its reasonable credit judgment in consultation with the Seller.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any applicable regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, as applicable, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” shall mean, with respect to any Originator, the Parent or any of their respective ERISA Affiliates, the occurrence of one or more of the following events: (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan unless the 30-day requirement with respect thereto has been waived pursuant to the regulations under Section 4043 of ERISA; (b) the withdrawal of any Originator, the Parent or any of their respective ERISA Affiliates from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Originator, any Transferor or any of their respective ERISA Affiliates from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Originator, any Transferor or any of their respective ERISA Affiliates to make when due statutorily required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to

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administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status.

“ESOP” shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Servicer Termination” shall have the meaning assigned to it in Section 8.01 of the Transfer Agreement.

“Excess Concentration Amount” shall mean, with respect to any Obligor of a Receivable and as of any date of determination after giving effect to all Receivables transferred on such date, the amount by which the Outstanding Balance of Billed Receivables owing by such Obligor exceeds (i) the Concentration Percentage for such Obligor multiplied by (ii) the Outstanding Balance of all Billed Receivables on such date; provided, however, that (x) in the case of an Obligor which is an Affiliate of other Obligors that are part of the same advertising agency, the Excess Concentration Amount for such Obligor shall be calculated based upon the applicable General Concentration Percentage and as if such Obligor and such one or more affiliated Obligors were one Obligor and (y) that in the case of an Obligor which is an Affiliate of other Obligors that are part of the same advertising group (e.g., Publicis, WPP, Omnicom, Interpublic etc.), the Excess Concentration Amount for such Obligor shall be calculated based upon the applicable Special Concentration Percentage and as if such Obligor and such one or more affiliated Obligors were one Obligor.

“Excluded Obligor” shall mean any Obligor (a) that is a Subsidiary of any Originator, any Transferor, the Parent or the Seller, (b) that is designated as an Excluded Obligor upon ten (10) Business Days’ prior written notice from the Purchaser Agent (in the exercise of the Purchaser Agent’s reasonable credit judgment following consultation with the Seller) to the Seller, the Servicer and the Parent or (c) that, under the terms of the Credit and Collection Policies, is receiving or should be receiving merchandise, good or services on cash payment terms basis.

“Excluded Taxes” shall have the meaning assigned to it in Section 2.08(g) of the Purchase Agreement.

“Existing Receivables Purchase Agreement” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“Existing Term Purchaser Interest” shall have the meaning assigned to it in Section 2.01(a) of the Purchase Agreement.

“Facility Termination Date” shall mean the earliest of:

(a) the date so designated pursuant to Section 8.01 of the Purchase Agreement;

(b) the Final Purchase Date;

(c) the date of termination of the Maximum Total Purchase Limit specified in a notice from the Seller to the Purchasers delivered pursuant to and in accordance with Section 2.02(b) of the Purchase Agreement; and

(d) the date that is ninety (90) days prior to the scheduled maturity date of any Indebtedness in an aggregate principal amount greater than or equal to $250,000,000 outstanding under the Credit Agreement.

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“FATCA” shall mean section 1471, 1472, 1473 and 1474 of the IRC, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Funds Rate” shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by the Purchaser Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean that certain amended and restated letter agreement dated the Second Restatement Effective Date among the Seller and the Purchaser Agent.

“Fees” shall mean any and all fees payable to the Purchaser Agent, the Administrative Agent or any Purchaser pursuant to the Purchase Agreement or any other Related Document, including, without limitation, the Unused Commitment Fee.

“Final Purchase Date” shall mean June 28, 2018, as such date may be extended with the consent of the Seller, each Purchaser and the Purchaser Agent.

“Financial Officer” of any Person shall mean the chief executive officer, chief financial officer, any vice president, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Foreign Purchaser” shall mean any Purchaser that is not a “United States person” within the meaning of Section 7701(a)(30) of the IRC.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied as such term is further defined in Section 2(a) of this Annex X.

“GE Capital” shall mean General Electric Capital Corporation, a Delaware corporation.

“GECM” shall have the meaning assigned thereto in the recitals to the Purchase Agreement.

“General Concentration Percentage” shall mean at any time of determination with respect to any Obligor, 5%.

“General Trial Balance” shall mean, with respect to any Originator and as of any date of determination, such Originator’s accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or diskette) as of such date, listing Obligors and the Receivables owing by such Obligors as of such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Seller and the Purchaser Agent.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other

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Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be the amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer of mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holdings” shall mean Broadcast Media Partners Holdings, Inc., a Delaware corporation, and its successors and assigns.

“Incipient Servicer Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Servicer Termination.

“Incipient Termination Event” shall mean any event that, with the passage of time or notice or both, would, unless cured or waived, become a Termination Event.

“Indemnified Amounts” shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including, but not limited to, reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

“Indemnified Person” shall have the meaning assigned to it in Section 10.01(a) of the Purchase Agreement.

“Indemnified Taxes” shall have the meaning assigned to it in Section 2.08(g) of the Purchase Agreement.

“Index Rate” shall mean, for any day, a per annum floating rate of interest determined by the Purchaser Agent equal to the Applicable Index Rate Margin plus the greatest of:

(i)	the Prime Rate;

(ii)	the Federal Funds Rate plus 0.50% per annum; and

(iii)	the sum of:

(a) 1.50% per annum; and

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(b) (I) the offered rate for deposits in United States Dollars as of such date for a one month period in United States Dollars which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the second full LIBOR Business Day preceding such day; divided by (II) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days to such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; provided that in no event shall the Index Rate for any day be less than the LIBOR Rate for the Yield Calculation Period which such day occurs.

provided that in no event shall the Index Rate for any day be less than the LIBOR Rate for the Yield Calculation Period in which such day occurs.

“Index Rate Purchase” shall mean a Purchase or portion thereof accruing Daily Yield by reference to the Index Rate. Unless a LIBOR Rate Disruption Event shall have occurred, each Purchase shall be a LIBOR Rate Purchase.

“Ineligible Receivable” shall mean any Receivable (or portion thereof) which fails to satisfy all of the requirements of an “Eligible Receivable” set forth in the definition thereof.

“Initial Term Purchaser Interest Amount” shall mean One Hundred Million Dollars ($100,000,000).

“Intermediate Collection Account” shall have the meaning assigned to it in the definition of Collection Account.

“Investment Base” shall mean, as of any date of determination, the amount equal to the lesser of:

(a) the Maximum Total Purchase Limit,

and

(b) an amount equal to the greater of (x) zero and (y) an amount equal to:

(i) the product of (1) the Dynamic Advance Rate multiplied by (2) the Net Receivables Balance plus

(ii) all Cash Collateral

minus

(iii) the product of (1) the Payment Direction Reserve Percentage multiplied by (2) the Net Receivables Balance minus

(iv) such other reserves as the Purchaser Agent may reasonably determine from time to time based upon its reasonable credit judgment in consultation with the Seller;

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in each case as disclosed in the most recently submitted Daily Report, Weekly Report, Monthly Report, Investment Base Certificate or Capital Purchase Request or as otherwise determined by the Purchaser Agent based on Seller Assets information available to it, including any information obtained from any audit or from any other reports with respect to the Seller Assets, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Investment Base Certificate” shall have the meaning assigned to it in Section 5.02(b) of the Purchase Agreement.

“Investment Company Act” shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. § § 80a et seq., and any regulations promulgated thereunder.

“Investments” shall mean, with respect to any Seller Account Assets, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

“IRC” shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

“IRS” shall mean the Internal Revenue Service.

“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Rate” shall mean, for any Yield Calculation Period, a per annum rate of interest determined by the Purchaser Agent equal to the Applicable LIBOR Margin plus

(a) the offered rate for deposits in United States Dollars for a one month period which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of such Yield Calculation Period; divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such Yield Calculation Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

provided, that if (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for a Purchaser to agree to make or to make or to continue to fund or maintain any Purchases or Capital Investment at the LIBOR Rate or (ii) a LIBOR Rate Disruption Event shall have occurred, the LIBOR Rate shall in all such cases be equal to the Index Rate. For the avoidance of doubt, except as provided in the immediately preceding proviso, the LIBOR Rate determined for any calendar month shall remain fixed for such calendar month.

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If such interest rates shall cease to be available from Reuters News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Purchaser Agent and the Seller.

“LIBOR Rate Disruption Event” shall mean, for any Purchaser, notification by such Purchaser to the Seller and the Purchaser Agent of any of the following: (i) determination by such Purchaser that it would be contrary to law or the directive of any central bank or other governmental authority to obtain United States dollars in the London interbank market to fund or maintain its Purchases or Capital Investment, (ii) the inability of such Purchaser, by reason of circumstances affecting the London interbank market generally, to obtain United States dollars in such market to fund its Purchases or Capital Investment or (iii) a determination by such Purchaser that the maintenance of its Purchases or Capital Investment will not adequately and fairly reflect the cost to such Purchaser of funding such investment at such rate.

“LIBOR Rate Purchase” shall mean a Purchase or portion thereof accruing Daily Yield by reference to the LIBOR Rate. Unless a LIBOR Rate Disruption Event shall have occurred, each Purchase shall be a LIBOR Rate Purchase.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Litigation” shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Lockbox” shall have the meaning assigned to it in Section 6.01(a)(ii) of the Purchase Agreement.

“Lockbox Control Agreement” shall mean any agreement between the Seller, the Purchaser Agent, and a Lockbox Processor with respect to a Lockbox that provides, among other things, that the Purchaser Agent has exclusive control over the Lockbox, the items of payment received in the related Lockbox and is otherwise in form and substance acceptable to the Purchaser Agent.

“Lockbox Processor” means 3i Infotech Inc. or any other Person that may from time to time perform Lockbox services with respect to one or more Lockboxes and that has been approved as a Lockbox Processor by the Purchaser Agent in writing.

“Loss Reserve Rate” shall mean 10%.

“Material Adverse Effect” shall mean a material adverse effect on:

(a) the business, assets, liabilities, operations or financial or other condition of (i) any Significant Originator or the Originators considered as a whole, (ii) the Seller, (iii) the Servicer, (iv) any Transferor or (iv) the Parent and its Subsidiaries considered as a whole,

(b) the ability of any Significant Originator, any Transferor, the Parent, the Seller or the Servicer to perform any of its obligations under the Related Documents in accordance with the terms thereof,

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(c) the validity or enforceability of any Related Document or the rights and remedies of the Seller, the Purchasers or the Purchaser Agent under any Related Document,

(d) the federal income tax characterization of the Purchaser Interests as indebtedness; or

(e) the Transferred Receivables (or collectibility thereof), the Contracts therefor, the Seller Assets (in each case, taken as a whole) or the ownership interests or security interests of the Seller or the Purchasers or the Purchaser Agent thereon or the priority of such interests.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit (as defined in the Credit Agreement), or Hedging Obligations, of any one or more of the Parent and its Restricted Subsidiaries in an aggregate principal amount greater than or equal to $100,000,000. For purposes of determining “Material Indebtedness”, the “principal amount” of the obligations of the Parent or any Restricted Subsidiary in respect of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Restricted Subsidiary would be required to pay if the relevant hedging agreement were terminated at such time.

“Maximum Total Purchase Limit” shall mean, at any time, the sum of the Maximum Revolving Purchase Limit and the Maximum Term Purchase Limit.

“Maximum Revolving Purchase Limit” shall mean Three Hundred Million Dollars ($300,000,000) on the Second Restatement Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Purchase Agreement.

“Maximum Term Purchase Limit” shall mean the Initial Term Purchaser Interest Amount on the Second Restatement Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Purchase Agreement.

“Monthly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Purchase Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which any Originator, any Transferor or any of their respective ERISA Affiliates is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Receivables Balance” shall mean, as of any date of determination, the amount equal to:

(a) the Outstanding Balance of Eligible Receivables,

minus

(b) the Excess Concentration Amount,

minus

(c) an amount equal to the greater of (x) zero and (y) (i) the Outstanding Balance of all Tower Lease Receivables minus (ii) $750,000,

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in each case as disclosed in the most recently submitted Daily Report, Weekly Report, Monthly Report, Investment Base Certificate or Capital Purchase Request or as otherwise determined by the Purchaser Agent based on Seller Assets information available to it, including any information obtained from any audit or from any other reports with respect to the Seller Assets, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Non-Consenting Purchaser” shall have the meaning assigned to it in Section 12.07(c) of the Purchase Agreement.

“Non-Funding Purchaser” means any Purchaser: (a) that has failed for three or more Business Days to fund any payments required to be made by it under this Agreement, (b) that has given verbal or written notice to the Seller or the Purchaser Agent or has otherwise publicly announced that such Purchaser believes it will fail to fund all increases in Capital Investment and other payments required to be funded by it under this Agreement as of any Settlement Date; (c) that has, for three or more Business Days, failed to confirm in writing to the Purchaser Agent, in response to a written request of the Purchaser Agent, that it will comply with its funding obligations hereunder; (d) that has defaulted in fulfilling its obligations (as a purchaser, lender, agent or letter of credit issuer) under one or more other syndicated receivables purchaser, loan or credit facilities or (e) with respect to which one or more Purchaser-Related Distress Events has occurred.

“Obligor” shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof (it being understood that if the Receivable arises pursuant to a contract with an advertising agency that provides that the advertisers are jointly and severally liable on such Receivable, the advertising agency shall be the Person primarily obligated on such Receivable).

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Originator” shall mean any Person that is from time to time party to the Sale Agreement as an “Originator”.

“Originator Support Agreement” shall mean the Originator Support Agreement dated as of the Closing Date made by Parent in favor of the Transferors.

“Other Purchaser” shall have the meaning assigned to it in Section 2.03(e) of the Purchase Agreement.

“Outstanding Balance” shall mean, with respect to any Receivable, as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof, minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to, or any other modifications by, the Originator, the Seller or the Servicer that reduce such Billed Amount; provided, that if the Purchaser Agent or the Servicer makes a good faith determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

“Parent” shall mean Univision Communications Inc.

“Parent Group” shall mean the Parent and each of its Affiliates other than the Seller.

“Payment Direction Reserve Percentage” shall mean (i) with respect to the first three Settlement Periods, 10% and (ii) with respect to each Settlement Period thereafter, 10% or such other percentage as the Purchaser Agent may from time to time designate as the “Payment Direction Reserve Percentage”, in

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its sole discretion in the exercise of its reasonable credit judgment following consultation with the Seller, in a written notification to the Seller and the Servicer delivered at least 5 days prior to the commencement of such Settlement Period.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean a Plan described in Section 3(2) of ERISA.

“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies not yet due and payable; (b) pledges or deposits securing obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, government contracts, contracts (other than contracts for the payment of money) or leases to which any Originator, any Transferor, the Seller or the Servicer is a party as lessee made in the ordinary course of business; (d) deposits securing statutory obligations of any Originator, any Transferor, the Seller or the Servicer; (e) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (f) carriers’, warehousemen’s or other similar possessory Liens arising in the ordinary course of business; (g) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Originator, any Transferor, the Seller or the Servicer is a party; (h) any judgment Lien not constituting a Termination Event under Section 8.01(g) of the Purchase Agreement; and (i) presently existing or hereinafter created Liens in favor of the Buyer, the Seller, the Purchasers or the Purchaser Agent under the Purchase Agreement and the Related Documents.

“Permitted Investments” shall mean any of the following:

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date acquired;

(b) repurchase agreements on obligations of the type specified in clause (a) of this definition; provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with original maturities of not more than 90 days or, in the case of bankers’ acceptances, original maturities of not more than 365 days; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(d) commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 180 days that on the date of acquisition are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s; and

(e) securities of money market funds rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s.

“Permitted Investors” shall have the meaning assigned to such term in the Credit Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

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“Plan” shall mean, at any time during the preceding five years, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Originator, any Transferor or any of their respective ERISA Affiliates maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Originator, any Transferor, or any of their respective ERISA Affiliates.

“Power of Attorney” shall have the meaning assigned to it in Section 9.05 of the Transfer Agreement Section 6.16 of the Sale Agreement or Section 9.03 of the Purchase Agreement, as applicable.

“Prime Rate” means the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Purchaser Agent) or any similar release by the Federal Reserve Board (as determined by the Purchaser Agent);

“Pro Rata Share” shall mean with respect to all matters relating to any Purchaser, the percentage obtained by dividing (i) the Commitment of that Purchaser by (ii) the Maximum Total Purchase Limit, as such percentage may be adjusted by assignments permitted pursuant to Section 12.02 of the Purchase Agreement; provided, however, if all of the Commitments are terminated pursuant to the terms of the Purchase Agreement, then “Pro Rata Share” shall mean with respect to all matters relating to any Purchaser, the percentage obtained by dividing (x) the sum of (A) the Capital Investment funded by such Purchaser, by (y) the Capital Investment funded by all Purchasers.

“Proposed Change” shall have the meaning assigned to it in Section 12.07(c) of the Purchase Agreement.

“Purchase” shall mean a purchase by a Purchaser of a Pro Rata Share of a Purchaser Interest in accordance with Section 2.01 of the Purchase Agreement. Unless a LIBOR Rate Disruption Event shall have occurred, each Purchase shall be a LIBOR Rate Purchase.

“Purchase Agreement” shall mean the Second Amended and Restated Receivables Purchase Agreement dated as of June 28, 2013, by and among the Seller, the Purchasers, the Administrative Agent and the Purchaser Agent.

“Purchase Assignment” shall mean that certain Purchase Assignment dated as of the Closing Date by and between the Seller and the Purchaser Agent in the form attached as Exhibit 2.04(a) to the Purchase Agreement.

“Purchase Date” shall mean each day on which any Purchase is made.

“Purchase Excess” shall mean, as of any date of determination, the extent to which the Capital Investment exceeds the Investment Base, in each case as disclosed in the most recently submitted Investment Base Certificate, Capital Purchase Request, Monthly Report, Weekly Report, Daily Report or as otherwise determined by the Purchaser Agent based on Seller Assets information available to it, including any information obtained from any audit or from any other reports with respect to the Seller Assets, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Purchaser” shall have the meaning assigned to it in the preamble of the Purchase Agreement.

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“Purchaser Agent” means GE Capital and any successor Purchaser Agent appointed pursuant to Section 11.06 of the Purchase Agreement.

“Purchaser Interest” shall mean the undivided percentage ownership interest of the Purchasers in the Transferred Receivables. The Purchaser Interest of the Purchasers shall be expressed as a fraction of the total Transferred Receivables computed as follows:

	PI	=	C
IB

where:

	PI	=	the Purchaser Interest at the time of determination;

	C	=	the aggregate Capital Investment at such time; and

	IB	=	the Investment Base at such time.

The Purchaser Interest shall be calculated (or deemed to be calculated) on each Business Day from the Closing Date through the Facility Termination Date.

“Purchaser-Related Distress Event” means, with respect to any Purchaser, that the following has occurred with respect to such Purchaser or with respect to any Person that directly or indirectly controls such Purchaser (each a “Distressed Person”): (i) a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy laws of its jurisdiction of formation; (ii) a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets; (iii) such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guaranties or other support (including, without limitation, the nationalization or assumption of majority ownership or operating control by) from the U.S. government or other Governmental Authority; or (iv) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of any such Governmental Authority.

“Purchaser SPV” shall mean any special purpose funding vehicle that is administered or managed by a Purchaser or is an Affiliate of a Purchaser and which acquires any interest in a Purchaser’s Capital Investment under the Purchase Agreement.

“Qualified Plan” shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualified Public Offering” shall mean the issuance by the Parent or any direct or indirect parent of the Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

“Rating Agency” shall mean Moody’s or S&P.

“Ratios” shall mean, collectively, the Defaulted Receivable Trigger Ratio, Delinquency Trigger Ratio, the Dilution Reserve Ratio, the Dilution Trigger Ratio and the Turnover Days. For purposes of

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calculating the Dynamic Advance Rate, the Sale Price, or whether any Termination Event or Incipient Termination Event has occurred, each Ratio applicable at any time shall be as calculated in the most recently submitted Monthly Report, or as otherwise determined by the Purchaser Agent based on Seller Assets information available to it, including any information obtained from any audit or from any other reports with respect to the Seller Assets, which determination shall be final, binding and conclusive on all parties to the Purchase Agreement (absent manifest error).

“Receivable” shall mean, with respect to any Obligor:

(a) indebtedness of such Obligor (whether billed or unbilled and whether constituting an account, chattel paper, document, instrument or general intangible (under which the Obligor’s principal obligation is a monetary obligation) and whether or not earned by performance) arising from the sale, lease or license of merchandise, goods or other personal property or the provision of services by an Originator, or other Person approved by the Purchaser Agent in its sole discretion, to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto (excluding any portion of such amount representing advertising agency compensation, including, without limitation, commissions, volume discounts, and other amounts withheld by such agency as compensation);

(b) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

(c) to the extent relating to such Indebtedness, all right, title and interest in and to the Contracts giving rise thereto;

(d) all guaranties, indemnities and warranties, insurance policies, rights to payment from any joint or secondary obligor, financing statements, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(e) all right, title and interest of any Originator, any Transferor or the Seller in and to any goods (including returned, repossessed or foreclosed goods) the sale of which gave rise to a Receivable;

(f) all Collections with respect to any of the foregoing;

(g) all Records with respect to any of the foregoing; and

(h) all proceeds with respect to any of the foregoing.

“Receivables Assignment” shall have the meaning assigned to it in Section 2.01(a) of the Transfer Agreement, or Section 2.01(a) of the Sale Agreement, as applicable.

“Records” shall mean all Contracts and other documents, books, records and other information (including customer lists, credit files, computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, any Transferor, the Servicer, any Sub-Servicer or the Seller with respect to the Receivables and the Obligors thereunder and the Seller Assets.

“Reduction Notice” shall have the meaning assigned to it in Section 2.03(g) of the Purchase Agreement.

“Register” shall have the meaning assigned to it in Section 2.13(a) of the Purchase Agreement.

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“Regulatory Change” shall mean any change after the Closing Date in any federal, state or foreign law, regulation (including Regulation D of the Federal Reserve Board), pronouncement by the Financial Accounting Standards Board or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority, the Financial Accounting Standards Board, or any central bank or comparable agency, charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party; provided, that, for the avoidance of doubt, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations, rules, guidelines or directives issued or promulgated thereunder or in connection therewith and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall each constitute a “Regulatory Change” occurring after the Closing Date.

“Reinvestment Purchase” shall have the meaning assigned to it in Section 2.01 of the Purchase Agreement.

“Rejected Amount” shall have the meaning assigned to it in Section 4.05 of the Transfer Agreement or Section 4.04 of the Sale Agreement, as applicable.

“Related Buyer” shall have the meaning assigned to it in the initial paragraph of the Sale Agreement.

“Related Documents” shall mean each Lockbox Control Agreement, the Collection Account Agreement, the Originator Support Agreement, the Transfer Agreement, the Sale Agreement, the Purchase Agreement, the Separateness Agreement, each Purchase Assignment, each Receivables Assignment and all other agreements, fee letters, limited liability company agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with the Transfer Agreement, the Sale Agreement, the Purchase Agreement or the transactions contemplated thereby. Any reference in the Transfer Agreement, the Sale Agreement, the Purchase Agreement or any other Related Document to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

“Related Originator” shall have the meaning assigned to it in the initial paragraph of the Sale Agreement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Related Seller” shall have the meaning assigned to it in the initial paragraph of the Sale Agreement.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA.

“Required Capital Amount” shall mean, as of any date of determination, an amount equal to 3% of the Outstanding Balance of all Transferred Receivables as of such date of determination.

“Requisite Purchasers” shall mean:

(i) if there is only one (1) Third-Party Purchaser, such Third-Party Purchaser;

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(ii) if there are only two (2) Third-Party Purchasers, both Third-Party Purchasers (or, if one Third-Party Purchaser is a Non-Funding Purchaser, the other Third-Party Purchaser shall constitute the “Requisite Purchasers”); and

(iii) if there are more than two Third-Party Purchasers, (a) two or more Third-Party Purchasers having in the aggregate more than sixty-six and two thirds percent (66 2/3%) of the aggregate Commitments of all Third-Party Purchasers, or (b) if the Commitments have been terminated, two or more Third-Party Purchasers having in the aggregate more than sixty-six and two thirds percent (66 2/3%) aggregate Capital Investment of all Third-Party Purchasers; provided that so long as any Third-Party Purchaser is a Non-Funding Purchaser, the Commitments and Capital Investments of such Non-Funding Purchaser will not be taken into account in determining the calculation of which Third-Party Purchasers constitute Requisite Purchasers.

“Requisite 8.01 Purchasers” shall mean:

(i) if there is only one Third-Party Purchaser, such Third-Party Purchaser;

(ii) if there are only two (2) Third-Party Purchasers, both Third-Party Purchasers (or, if one Third-Party Purchaser is a Non-Funding Purchaser, the other Third-Party Purchaser shall constitute the “Requisite 8.01 Purchasers”); and

(iii) if there are three (3) or more Third-Party Purchasers, such number of Third-Party Purchasers as equal the total number of Third-Party Purchasers minus one (1) that have, in the aggregate, more than fifteen percent (15%) of the aggregate Commitments of all Third-Party Purchasers, or if the Commitments have been terminated, have in the aggregate more than fifteen percent (15%) aggregate Capital Investment; provided that so long as any Third-Party Purchaser is a Non-Funding Purchaser, the Commitments and Capital Investments of such Non-Funding Purchaser will not be taken into account in determining the calculation of which Third-Party Purchasers constitute Requisite 8.01 Purchasers.

“Restatement Effective Date” shall mean March 4, 2011.

“Restricted Subsidiary” shall have the meaning assigned to such term in the Credit Agreement.

“Retiree Welfare Plan” shall mean, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Purchaser Interest” has the meaning given to such term in Section 2.01 of the Purchase Agreement.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Sale” shall mean (i) with respect to a sale of receivables under the Sale Agreement, a sale of Receivables by an Originator to the applicable Transferor in accordance with the terms of the Sale Agreement and (ii) with respect to a sale of receivables under the Transfer Agreement, a sale of Receivables by any Transferor to the Seller in accordance with the terms of the Transfer Agreement.

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“Sale Agreement” shall mean the Amended and Restated Receivables Sale Agreement dated as of June 28, 2013, by and among each of the “Originators” from time to time party thereto and the Transferors, as the Buyers thereunder.

“Sale Price” shall mean, with respect to any Sale of any Sold Receivable, a price calculated by the Seller and approved from time to time by the Purchaser Agent equal to:

(a) the Outstanding Balance of such Sold Receivable, minus

(b) a discount reflecting the expected costs to be incurred by the Seller in financing the purchase of the Sold Receivables until the Outstanding Balance of such Sold Receivables is paid in full, minus

(c) a discount reflecting the portion of the Sold Receivables that is reasonably expected by such Originator on the Transfer Date to become Defaulted Receivables by reason of clause (b) of the definition thereof, minus

(d) a discount reflecting the portion of the Sold Receivables that is reasonably expected by such Originator on the Transfer Date to be reduced on account of Dilution Factors, minus

(e) amounts expected to be paid to the Servicer with respect to the servicing, administration and collection of the Sold Receivables;

provided, that such calculations shall be determined based on the historical experience of (y) such Originator, with respect to the calculations required in each of clauses (c) and (d) above, and (z) the Seller, with respect to the calculations required in clauses (b) and (e) above.

“Sale Price Credit” shall have the meaning assigned to it in Section 2.05 of the Transfer Agreement or in Section 2.05 of the Sale Agreement, as applicable.

“Schedule of Documents” shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Transfer Agreement, the Sale Agreement, the Purchase Agreement and the other Related Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Purchase Agreement and the Transfer Agreement.

“Second Restatement Effective Date” shall have the meaning assigned to it in Section 3.01 of the Purchase Agreement.

“Section 5.02 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to clause (b)(i) or (c)(i) of Annex 5.02(a).

“Securities Act” shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

“Securities Exchange Act” shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Seller” shall have the meaning assigned to it in the preamble to the Purchase Agreement.

“Seller Account” shall mean account number 627179909 maintained by the Seller at the Seller Account Bank.

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“Seller Account Bank” shall mean the bank or other financial institution at which the Seller Account is maintained, which shall initially be Bank of America, N.A.

“Seller Account Assets” shall have the meaning assigned to it in Section 7.01(c) of the Purchase Agreement.

“Seller Assets” shall have the meaning assigned to it in Section 7.01 of the Purchase Agreement.

“Seller Assigned Agreements” shall have the meaning assigned to it in Section 7.01(b) of the Purchase Agreement.

“Seller Obligations” shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Seller to any Specified Party under the Purchase Agreement, any other Related Document and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including the Capital Investment, Daily Yield, Unused Commitment Fees, amounts payable in respect of Purchase Excess, fees payable to the Administrative Agent, Successor Servicing Fees and Expenses, Additional Amounts, Additional Costs and Indemnified Amounts. This term includes all principal, Daily Yield (including all Daily Yield that accrues after the commencement of any case or proceeding by or against the Seller in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Seller under any of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Purchaser or the Purchaser Agent or any assignee of any Purchaser or the Purchaser Agent as a preference, fraudulent transfer or otherwise.

“Separateness Agreement” shall mean that certain Separateness Agreement dated as of the Closing Date made by BMPI in favor of the Purchaser Agent.

“Servicer” shall have the meaning assigned to it in the Preamble to the Transfer Agreement.

“Servicer Termination Notice” shall mean any notice by the Purchaser Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer’s appointment under the Purchase Agreement has been terminated.

“Servicing Fee” shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicing Fee Rate divided by (ii) 360, multiplied by (b) the Outstanding Balance of Transferred Receivables on such day.

“Servicing Fee Rate” shall mean 1.00%.

“Servicing Fee Reserve Rate” shall mean, as of any date of determination, an amount equal to the product of (i) the Servicing Fee Rate and (ii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Turnover Days as of the end of the Settlement Period immediately preceding such date multiplied by 2, and the denominator of which is 360.

Annex X

“Servicing Records” shall mean all Records prepared and maintained by the Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Settlement Date” shall mean (i) the first Business Day of each calendar month and (ii) from and after the occurrence of a Termination Event or the Facility Termination Date, any other Business Day designated as such by the Purchaser Agent in its sole discretion.

“Settlement Period” shall mean (a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Closing Date, and (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (b) for all other purposes, (i) with respect to the initial Settlement Period under the Existing Purchase Agreement, the period from and including the Closing Date through and including the last day of the calendar month in which the Closing Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each calendar month.

“Significant Originator” means each Originator originating more than 3.00% of the aggregate Outstanding Balance of Eligible Receivables.

“Significant Originator Group” means any group of Originators collectively originating Eligible Receivables with an aggregate Outstanding Balance of $35,000,000 or more.

“Sold Receivable” shall have the meaning assigned to it in Section 2.01(b) of the Transfer Agreement or Section 2.01(b) of the Sale Agreement, as applicable.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the net present value of the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person’s ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Concentration Percentage” shall mean, with respect to any Obligor, that percentage, if any, set forth in Annex Z to the Purchase Agreement with respect to such Obligor, or, with respect to any such Obligor or any other Obligor, such other percentage as the Purchaser Agent may at any time and from time to time designate, in its sole discretion in the exercise of its reasonable credit judgment following consultation with the Seller and with the consent of the Administrative Agent and the Syndication Agent, with respect to such Obligor in a written notification to the Seller and the Servicer.

“Specified Parties” shall mean each of the Purchasers, the Purchaser Agent, the Administrative Agent, each Indemnified Person and each other Affected Party.

“SPV” shall have the meaning assigned to it in the recitals to the Sale Agreement.

Annex X

“Stock” shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

“Stockholder” shall mean, with respect to any Person, each holder of Stock of such Person.

“Sub-Servicer” shall mean any Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with Section 7.01 of the Transfer Agreement relating to the servicing, administration or collection of the Transferred Receivables.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Successor Servicer” shall have the meaning assigned to it in Section 9.02 of the Transfer Agreement.

“Successor Servicing Fees and Expenses” shall mean the fees and expenses payable to the Successor Servicer as agreed to by the Seller, the Purchasers and the Purchaser Agent.

“Syndication Agent” shall have the meaning set forth in the Preamble of the Purchase Agreement.

“Term Purchaser Interest” has the meaning given to such term in Section 2.01 of the Purchase Agreement.

“Termination Date” shall mean the date on which (a) the Capital Investment has been permanently reduced to zero, (b) all other Seller Obligations under the Purchase Agreement and the other Related Documents have been indefeasibly repaid in full and completely discharged and (c) the Commitments have been irrevocably terminated in accordance with the provisions of Section 2.02(b) of the Purchase Agreement.

“Termination Event” shall have the meaning assigned to it in Section 8.01 of the Purchase Agreement.

“Third-Party Purchaser” means any Purchaser that is not an Affiliated Party.

“Title IV Plan” shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Originator, any Transferor or any of their respective ERISA Affiliates maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Tower Lease Receivables” shall mean any and all Receivables arising out of the leasing or subleasing of space on transmission towers.

Annex X

“Transaction Parties” shall mean the Originators, the Servicer and the Transferors and, if the Parent is not the Servicer, the Parent.

“Transfer” shall mean (i) any Sale or contribution (or purported Sale or contribution) of Transferred Receivables by any Transferor to the Seller pursuant to the terms of the Transfer Agreement or (ii) any Sale or contribution (or purported sale or contribution) of Transferred Receivables by any Originator to the applicable Transferor pursuant to the terms of the Sale Agreement.

“Transfer Agreement” shall mean the Amended and Restated Receivables Transfer and Servicing Agreement dated as of June 28, 2013, by and among the Transferors, the Servicer and the Seller, as the Buyer thereunder.

“Transfer Date” shall have the meaning assigned to it in Section 2.01(a) of the Transfer Agreement or Section 2.01(a) of the Sale Agreement, as applicable.

“Transferred Receivable” shall mean any Sold Receivable or Contributed Receivable; provided, that any Receivable repurchased by any Transferor pursuant to Section 4.05 of the Transfer Agreement or Section 4.04 of the Sale Agreement, as applicable shall not be deemed to be a Transferred Receivable from and after the date of such repurchase unless such Receivable has subsequently been repurchased by or contributed to the Seller.

“Transferor” shall have the meaning assigned to it in the Preamble to the Transfer Agreement.

“Turnover Days” shall mean, as of any date of determination, the amount (expressed in days) equal to:

(a) a fraction, (i) the numerator of which is equal to the aggregate Outstanding Balance of Billed Receivables on the first day of the three (3) Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such three (3) Settlement Periods with respect to all Transferred Receivables, multiplied by

(b) the average number of days per period contained in such three (3) Settlement Periods.

“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Unapproved Receivable” shall mean any receivable (a) with respect to which the Originator’s customer relationship with the Obligor thereof arises as a result of the acquisition by such Originator of another Person or (b) that was originated in accordance with standards established by another Person acquired by an Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Purchaser Agent and then only for the period prior to any such approval.

“Unbilled Receivable” means a Transferred Receivable in respect of which no invoice has been issued to the related Obligor.

“Unrelated Amounts” shall have the meaning assigned to it in Section 7.03 of the Transfer Agreement.

Annex X

“Unused Commitment Fee” shall mean a fee equal to the product of (i) the amount by which the Maximum Total Purchase Limit exceeds the Capital Investment (in each case, as of any date of determination) and (ii) a per annum margin equal to 0.50%.

“Weekly Report” shall have the meaning assigned to it in paragraph (a) of Annex 5.02(a) to the Purchase Agreement.

“Welfare Plan” shall mean a Plan described in Section 3(1) of ERISA.

“Yield Calculation Period” shall mean, any calendar month, commencing with the first Business Day of such calendar month, and ending with the last day of such calendar month (or if the last day of such calendar month is not a Business Day, the next succeeding business day of the following calendar month).

“Yield Reserve Rate” shall mean, as of any date of determination, an amount equal to the product of (i) 1.5, (ii) the Prime Rate and (iii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Turnover Days as of the end of the Settlement Period immediately preceding such date multiplied by 2, and the denominator of which is 360.

SECTION 2. Other Terms and Rules of Construction.

(a) Accounting Terms. Unless otherwise specifically provided therein, any accounting term used in any Related Document shall have the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.

(b) Other Terms. All other undefined terms contained in any of the Related Documents shall, unless the context indicates otherwise, have the meanings provided for by the UCC as in effect in the State of New York to the extent the same are used or defined therein.

(c) Rules of Construction. Unless otherwise specified, references in any Related Document or any of the Appendices thereto to a Section, subsection or clause refer to such Section, subsection or clause as contained in such Related Document. The words “herein,” “hereof” and “hereunder” and other words of similar import used in any Related Document refer to such Related Document as a whole, including all annexes, exhibits and schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in such Related Document or any such annex, exhibit or schedule. Any reference to any amount on any date of determination means such amount as of the close of business on such date of determination. Any reference to or definition of any document, instrument or agreement shall, unless expressly noted otherwise, include the same as amended, restated, supplemented or otherwise modified from time to time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Related Documents) or, in the case of Governmental Authorities, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations.

(d) Rules of Construction for Determination of Ratios. For purposes of calculating the Ratios, (i) averages shall be computed by rounding to the second decimal place and (ii) the Settlement Period in which the date of determination thereof occurs shall not be included in the computation thereof and the first Settlement Period immediately preceding such date of determination shall be deemed to be the Settlement Period immediately preceding the Settlement Period in which such date of determination occurs.

Annex X

ANNEX Y

SCHEDULE OF DOCUMENTS

[Attached]

ANNEX Y

Amended and Restated Receivables Sale Agreement

GENERAL ELECTRIC CAPITAL CORPORATION/ UNIVISION COMMUNICATIONS INC.

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF JUNE 28, 2013

LIST OF CLOSING DOCUMENTS

All terms not otherwise defined herein shall have the meanings set forth in Annex X to the RPA referred to below.

Key:
Administrative Agent:	General Electric Capital Corporation
Purchaser Agent:	GECC
GECC:	General Electric Capital Corporation
UCI:	Univision Communications Inc.
Sole Lead Arranger:	GE Capital Markets, Inc.
Purchasers:	GECC
CIT Bank
Barclays Bank PLC
PNC Bank, National Association
Originators	See Schedule II
Seller:	Univision Receivables Co., LLC
Transferors	See Schedule III
Servicer:	UCI
Syndication Agent	CIT Finance LLC
Sidley:	Sidley Austin LLP, counsel to GECC
Weil:	Weil, Gotshal & Manges LLP, counsel to the Seller

DOCUMENT	RESP. PARTY	WHO SIGNS
1. Second Amended and Restated Receivables Purchase Agreement (“RPA”)	Sidley	Seller Purchasers Administrative Agent Purchaser Agent Syndication Agent

Exhibits to RPA	—	—

Exh. 2.02(a): Form of Commitment Reduction Notice	Sidley	Form attached to the RPA

Exh. 2.02(b): Form of Commitment Termination Notice	Sidley	Form attached to the RPA

Exh. 2.03(a): Form of Capital Purchase Request	Sidley	Form attached to the RPA

DOCUMENT	RESP. PARTY	WHO SIGNS
Exh. 2.03(g): Form of Capital Reduction Notice	Sidley	Form attached to the RPA

Exh. 2.04(a): Form of Purchase Assignment	Sidley	Form attached to the RPA

Exh. 5.02(b): Form of Investment Base Certificate	GECC	Form attached to the RPA

Exh. 9.03: Form of Power of Attorney	Sidley	Form attached to the RPA

Exh. 12.02(b): Form of Assignment Agreement	Sidley	Form attached to the RPA

Exh. A: Credit and Collection Policy	Servicer	N/A

Schedules to RPA	—	—

Sch. 4.01(b): Jurisdiction of Organization; Executive Offices; legal Names, Identification Numbers	Seller	Attached to the RPA

Sch. 4.01(q): Deposit and Disbursement Accounts/Seller	Seller	Attached to the RPA

Annexes to RPA	—	—

Annex 5.02(a): Reporting Requirements of the Seller	Sidley	Attached to the RPA

(a) Form of Monthly Report	GECC	N/A

(b) Form of Daily Report	GECC	N/A

(c) Form of Weekly Report	GECC	N/A

Annex W: Purchaser Agent’s Account/Purchasers’ Accounts	GECC	Attached to the RPA

Annex X: Definitions and Interpretation	Sidley	Attached to the RPA

Annex Y: Schedule of Documents	Sidley	This List of Closing Documents is Annex Y to the RPA

Annex Z: Special Concentration Percentages	Sidley	Attached to the RPA

2. Amended and Restated Receivables Transfer and Servicing Agreement (“RTSA”)	Sidley	Servicer Seller Transferors

Exhibits to RTSA	—	—

Exh. 2.01(a): Form of Receivables Assignment	Sidley	N/A

Exh. 9.05: Form of Power of Attorney	Sidley	N/A

Schedules to RTSA	—	—

Sch. 4.01(b): Jurisdiction of Organization; Executive Offices; Corporate, Legal Names and Other Names; Identification Numbers	UCI	N/A

Sch. 4.01(d): Litigation	UCI	N/A

Sch. 4.01(h): Tax Matters	UCI	N/A

Sch. 4.01(i): Intellectual Property	UCI	N/A

Sch. 4.01(m): ERISA	UCI	N/A

Sch. 4.01(s): Deposit and Disbursement Accounts	UCI	N/A

Sch. 4.02(g): Legal Names	UCI	N/A

DOCUMENT	RESP. PARTY	WHO SIGNS
Annexes to RTSA	—	—

Annex X: Definitions	Sidley	N/A

Annex Y: Schedule of Documents	Sidley	N/A

3. Amended and Restated Receivables Sale Agreement (“RSA”)	Sidley	Originators and Transferors

Exhibits to RSA	—	—

Exh. 2.01(a): Form of Receivables Assignment	Sidley	N/A

Exh. 9.05: Form of Power of Attorney	Sidley	N/A

Schedules to RSA	—	—

Sch. 4.01(b): Jurisdiction of Organization; Executive Offices; Corporate, Legal Names; Identification Numbers	Originators	N/A

Sch. 4.01(d): Litigation	Originators

Sch. 4.01(h): Tax Matters	Originators	N/A

Sch. 4.01(i): Intellectual Property	Originators	N/A

Sch. 4.01(m): ERISA Matters	Originators	N/A

Sch. 4.01(s): Deposit and Disbursement Accounts	Originators	N/A

Sch. 4.02(g): Legal Names	Originators	N/A

Annexes to RSA	—	—

Annex X: Definitions	Sidley	N/A

Annex Y: Schedule of Documents	Sidley	N/A

4. Closing Certificate	Sidley	UCI

5. Powers of Attorney	Sidley	a) Seller

a) Seller		b) Transferors and
b) Transferors and Servicer		Servicer

c) Originators		c) Originators

6. Purchase Assignment	Sidley	Seller GECC

7. Receivables Assignment from each Originator to the applicable Transferor	Sidley	Originators Transferors

8. Receivables Assignments from each Transferor to Seller	Sidley	Transferors Seller

9. Reaffirmation of Originator Support Agreement	Sidley	UCI

Opinion Letters	—	—

10. True Sale	Weil	Weil

DOCUMENT	RESP. PARTY	WHO SIGNS
11. Substantive Nonconsolidation	Weil	Weil

12. UCC, Enforceability, Non-Contravention and Corporate Matters Opinion	Weil	Weil

13. Univision In-House Opinion	UCI	UCI

Corporate Documents	—	—

14. Seller	—	—

Secretary’s Certificate certifying as to the signatures of incumbent officers and certifying as to the following attachments:	Seller	Seller

Limited liability company agreement	Seller	N/A

Certificate of Formation	Seller	N/A

Resolutions	Seller	N/A

Good Standing Certificate from the Secretary of State of Delaware	Seller	N/A

15. UCI	—	—

Secretary’s Certificate certifying as to the signatures of incumbent officers and certifying as to the following attachments:	UCI	UCI

By-laws	UCI	N/A

Certificate of Incorporation	UCI	N/A

Resolutions	UCI	N/A

Good Standing Certificate from the Secretary of State of Delaware	UCI	N/A

16. Each Originator listed on Schedule II	—	—

Secretary’s Certificate certifying as to the signatures of incumbent officers and certifying as to the following attachments:	UCI	Originators

By-laws/limited liability company agreement	UCI	N/A

Resolutions	UCI	N/A

Certificate of Incorporation/Formation	UCI	N/A

Good Standing Certificate from the Secretary of State of the jurisdiction of such Originator’s organization.	UCI	N/A

17. Each Transferor listed on Schedule III	—	—

Secretary’s Certificate certifying as to the signatures of incumbent officers and certifying as to the following attachments:	UCI	Transferors

By-laws/limited liability company agreement	UCI	N/A

Resolutions	UCI	N/A

Certificate of Incorporation/Formation	UCI	N/A

DOCUMENT	RESP. PARTY	WHO SIGNS
Good Standing Certificate from the Secretary of State of the jurisdiction of such Transferor’s organization.	UCI	N/A

Lien Search Reports	—	—

18. UCC Lien Search Reports against the entities listed on Schedule I hereto	Sidley	N/A

19. UCC-1s naming each New Transferor as debtor/seller, Seller as secured party/purchaser, and Purchaser Agent as assignee of secured party/purchaser	Sidley	N/A

20. UCC-1s naming each New Originator as debtor/seller, the applicable Transferor as secured party/purchaser, and Seller as assignee of secured party/purchaser	Sidley	N/A

21. Transmitting Utility UCC-1s naming each New Originator as debtor/seller, the applicable Transferor as secured party/purchaser, and Seller as assignee of secured party/purchaser	Sidley	N/A

22. Assignment of UCC-1s listed in Items 19 and 20 above to Purchaser Agent as secured party	Sidley	N/A

23. UCC-3 Amendments	Sidley	N/A

24. UCC Post-Filing Lien Search Reports with respect to the UCC-1 filings described in the immediately preceding items (to be completed post-closing).	Sidley	N/A

Miscellaneous	—	—

25. Draw Request	Weil	Seller

26. Weekly Report	UCI	UCI

SCHEDULE I

LIEN SEARCHES

Name	Type of Search	Jurisdiction
Club Univision, LLC	UCC/TL	Delaware SOS

Galavision, Inc.		Delaware SOS

Made-For-Web, LLC	UCC/TL	Delaware SOS

New Univision Deportes, LLC	UCC/TL	Delaware SOS

New Univision Enterprises, LLC	UCC/TL	Delaware SOS

The Univision Network Limited Partnership		Delaware SOS

UniMas Network	UCC/TL	Delaware SOS

UniMas Orlando Inc.	UCC/TL	Delaware SOS

UniMas of San Francisco, Inc.	UCC/TL	Delaware SOS

UniMas Television Group, Inc.	UCC/TL	Delaware SOS

Uni-Rey Services, LLC	UCC/TL	Delaware SOS

Univision 24/7, LLC	Bring Down Search since 2/15/12	Delaware SOS

Univision Digital Music, LLC	UCC/TL	Delaware SOS

Univision Emerging Networks, LLC		Delaware SOS

Univision Enterprises, LLC	UCC/TL	Delaware SOS

Univision Enterprises 2, LLC	UCC/TL	Delaware SOS

Univision Financial Marketing, Inc.	Bring Down Search since 3/2/12	Arizona SOS

Univision Interactive Media, Inc.		Delaware SOS

Univision Management Co.		Delaware SOS

Univision of Atlanta Inc.		Delaware SOS

Univision of New Jersey Inc.		Delaware SOS

Univision News Services, LLC	UCC/TL	Delaware SOS

Univision of Puerto Rico Inc.		Delaware SOS

Univision of Raleigh, Inc.	UCC/TL	North Carolina SOS

Univision Radio Broadcasting Texas, L.P.	UCC/TL	Texas SOS

Univision Radio Corporate Sales, Inc.		Delaware SOS

Univision Radio Florida, LLC		Delaware SOS

Univision Radio Fresno, Inc.		Delaware SOS

Univision Radio Illinois, Inc.		Delaware SOS

Univision Radio Investments, Inc.		Delaware SOS

Univision Radio Las Vegas, Inc.		Delaware SOS

Univision Radio Los Angeles, Inc.	UCC/TL	California SOS

Univision Radio New Mexico, Inc.		Delaware SOS

Univision Radio New York, Inc.		Delaware SOS

Univision Radio Phoenix, Inc.		Delaware SOS

Univision Radio San Diego, Inc.		Delaware SOS

Univision Radio San Francisco, Inc.		Delaware SOS

Univision Television Group, Inc.		Delaware SOS

Univision tlnovelas, LLC	UCC/TL	Delaware SOS

UVN Texas L.P.		Delaware SOS

SCHEDULE II

ORIGINATORS

THE UNIVISION NETWORK LIMITED PARTNERSHIP

GALAVISION, INC.

UNIMAS NETWORK (formerly known as TELEFUTURA NETWORK)

UNIMAS OF SAN FRANCISCO, INC. (formerly known as TELEFUTURA OF SAN FRANCISCO, INC.)

UNIMAS ORLANDO INC. (formerly known as TELEFUTURA ORLANDO, INC.)

UNIMAS TELEVISION GROUP, INC. (formerly known as TELEFUTURA TELEVISION GROUP, INC.)

UNIVISION EMERGING NETWORKS (formerly known as TUTV LLC)

UNIVISION INTERACTIVE MEDIA, INC.

UNIVISION MANAGEMENT CO.

UNIVISION OF ATLANTA INC.

UNIVISION OF NEW JERSEY INC.

UNIVISION OF RALEIGH, INC.

UNIVISION RADIO CORPORATE SALES, INC.

UNIVISION RADIO FRESNO, INC.

UNIVISION RADIO ILLINOIS, INC.

UNIVISION RADIO INVESTMENTS, INC.

UNIVISION RADIO LAS VEGAS, INC.

UNIVISION RADIO LOS ANGELES, INC.

UNIVISION RADIO NEW MEXICO, INC.

UNIVISION RADIO NEW YORK, INC.

UNIVISION RADIO PHOENIX, INC.

UNIVISION RADIO SAN DIEGO, INC.

UNIVISION RADIO SAN FRANCISCO, INC.

UNIVISION TELEVISION GROUP, INC.

UNIVISION OF PUERTO RICO INC.

UNIVISION RADIO FLORIDA, LLC

UVN TEXAS L.P.

UNIVISION RADIO BROADCASTING TEXAS, L.P.

UNIVISION FINANCIAL MARKETING, INC.

UNIVISION TLNOVELAS, LLC

UNIVISION 24/7, LLC

CLUB UNIVISION, LLC

UNIVISION ENTERPRISES, LLC

UNIVISION ENTERPRISES 2, LLC

UNIVISION NEWS SERVICES, LLC

MADE-FOR-WEB, LLC

UNIVISION DIGITAL MUSIC, LLC

NEW UNIVISION DEPORTES, LLC

NEW UNIVISION ENTERPRISES, LLC

UNI-REY SERVICES, LLC

SCHEDULE III

TRANSFERORS

GALAVISION SPE CO., LLC

UNIMAS NETWORK SPE CO., LLC (formerly known as TELEFUTURA NETWORK SPE CO., LLC)

UNIMAS OF SAN FRANCISCO SPE CO., LLC (formerly known as TELEFUTURA OF SAN FRANCISCO SPE CO., LLC)

UNIMAS ORLANDO SPE CO., LLC (formerly known as TELEFUTURA ORLANDO SPE CO., LLC)

UNIMAS TELEVISION GROUP SPE Co., LLC (formerly known as TELEFUTURA TELEVISION GROUP SPE CO., LLC)

UNIVISION EMERGING NETWORKS SPE CO., LLC (formerly known as TUTV SPE CO., LLC,

UNIVISION INTERACTIVE MEDIA SPE CO., LLC

UNIVISION MANAGEMENT SPE CO., LLC

UNIVISION NETWORK SPE CO., LLC

UNIVISION OF ATLANTA SPE CO., LLC

UNIVISION OF NEW JERSEY SPE CO., LLC

UNIVISION OF PUERTO RICO SPE CO., LLC

UNIVISION OF RALEIGH SPE CO., LLC

UNIVISION RADIO BROADCASTING TEXAS SPE CO., LLC

UNIVISION RADIO CORPORATE SALES SPE CO., LLC

UNIVISION RADIO FLORIDA SPE CO., LLC

UNIVISION RADIO FRESNO SPE CO., LLC

UNIVISION RADIO INVESTMENTS SPE CO., LLC

UNIVISION RADIO LAS VEGAS SPE CO., LLC

UNIVISION RADIO LOS ANGELES SPE CO., LLC

UNIVISION RADIO NEW MEXICO SPE CO., LLC

UNIVISION RADIO NEW YORK SPE CO., LLC

UNIVISION RADIO ILLINOIS SPE CO., LLC

UNIVISION RADIO PHOENIX SPE CO., LLC

UNIVISION RADIO SAN DIEGO SPE CO., LLC

UNIVISION RADIO SAN FRANCISCO SPE CO., LLC

UNIVISION TELEVISION GROUP SPE CO., LLC

UVN TEXAS SPE CO., LLC

UNIVISION FINANCIAL MARKETING SPE CO., LLC

UNIVISION TLNOVELAS SPE CO., LLC

UNIVISION 24/7 SPE CO., LLC

CLUB UNIVISION SPE CO., LLC

UNIVISION ENTERPRISES SPE CO., LLC

UNIVISION ENTERPRISES 2 SPE CO., LLC

UNIVISION NEWS SERVICES SPE CO., LLC

MADE-FOR-WEB SPE CO., LLC

UNIVISION DIGITAL MUSIC SPE CO., LLC

NEW UNIVISION DEPORTES SPE CO., LLC

NEW UNIVISION ENTERPRISES SPE CO., LLC

UNI-REY SERVICES SPE CO., LLC